Exhibit 10.1

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

among

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as lender (“Lender”)

and

PENNYMAC LOAN SERVICES, LLC, as borrower (“Borrower”)

and

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as guarantor (“Guarantor”)

Dated as of March 27, 2015

TABLE OF CONTENTS

i

ii

iii

iv

Schedule 1A – Representations and Warranties Regarding the Assets

Schedule 1-B – Representations and Warranties Regarding the Assets Consisting of Participation Certificates

Schedule 1-C – Representations and Warranties with respect to Underlying Spread Transactions

Schedule 2 – Eligible Securitization Transactions and Servicing Contracts

Schedule 3 – Responsible Officers of Borrower and Guarantor

Exhibit A – Form of Fourth Amended and Restated Promissory Note

Exhibit B-1 – Form of Power of Attorney (Lender)

Exhibit B-2 – Form of Power of Attorney (SPS)

Exhibit C – Form of Notice of Borrowing

Exhibit D – Existing Indebtedness

Exhibit E – Reserved

Exhibit F – Form of Request for Approval of Eligible Securitization or Servicing Contract

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THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Third Amended and Restated Loan and Security Agreement (as the same may be amended, modified, restated or supplemented from time to time, this “Agreement”) is made as of March 27, 2015 among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as lender (the “Lender”), PENNYMAC LOAN SERVICES, LLC, as borrower (the “Borrower”) and PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC, as guarantor (the “Guarantor”).

Lender, Borrower and Guarantor previously entered into a Second Amended and Restated Loan and Security Agreement, dated as of March 27, 2012, which amended and restated the terms of an Amended and Restated Loan and Security Agreement, dated as of September 15, 2011 (the “Existing Loan and Security Agreement”).

The parties hereto have requested that the Existing Loan and Security Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein.

W I T N E S S E T H:

Re:             WHEREAS, the Borrower has made, and may in the future make, the Servicing Rights (as defined below) subject to this Agreement, subject to certain Participation Agreements in order to create Portfolio Excess Spread evidenced by Participation Certificates;

Re:             WHEREAS, in order to finance Servicing Rights and the related Portfolio Excess Spread (as defined below) and Receivables owned by Borrower from time to time, Borrower has requested and Lender has made and will make available to Borrower a revolving credit facility in an amount not to exceed the Maximum Loan Amount (the “Facility”). Each advance made by Lender to Borrower pursuant to this Agreement (each, a “Loan Advance” and collectively, the “Loan”) will be used by Borrower to finance Eligible Assets (as defined below);

Re:             WHEREAS, the parties hereto have agreed that the Existing Loan and Security Agreement be amended and restated, in its entirety, on the terms and subject to the conditions set forth herein; and

Re:             WHEREAS, Lender has required and Guarantor has agreed that it will Guarantee the Obligations hereunder;

Re:             NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows.

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ARTICLE I

DEFINITIONS

Section 1.01        Certain Defined Terms. Capitalized terms used herein shall have the indicated meanings:

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and with respect to Agency Servicing Rights, those practices required by the Agencies.

“Acknowledgment Agreement” means (a) with respect to Agency Servicing Rights, an acknowledgment agreement in the form prescribed by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable to be executed by Borrower, Lender and such Agency as a condition to the Borrower’s pledging Fannie Mae, Freddie Mac or Ginnie Mae (as the case may be) Servicing Rights to the Lender and otherwise acceptable to Lender in its sole discretion and (b) with respect to a Participation Certificate related to Agency Servicing Rights, an acknowledgment in form and substance acceptable to Lender in its sole discretion.

“Act” has the meaning set forth in Section 10.11(b).

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.

“Additional Repurchase Collateral” has the meaning set forth in Section 4.01(c).

“Adjusted Tangible Net Worth” shall have the meaning set forth in the Pricing Side Letter.

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“Advance Date” means, subject to the satisfaction of the conditions precedent set forth in Article V hereof, the nineteenth (19th) day of each calendar month (or if such day is not a Business Day, the immediately preceding Business Day) on which a Loan Advance is made by Lender pursuant to Section 2.02 which shall be the date more particularly set forth on Exhibit C hereto.

“Advance Financing Person” has the meaning set forth in the definition of “Eligible Securitization Transaction”.

“Advance Rate” has the meaning assigned to the term in the Pricing Side Letter.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that in respect of Borrower or Guarantor the term “Affiliate” shall include only Guarantor and its wholly owned subsidiaries.

“Agency” means Freddie Mac, Fannie Mae or Ginnie Mae, as applicable.

“Agency Approvals” has the meaning set forth in Section 6.12.

“Agency MBS” means an MBS issued by an Agency.

“Agency Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans that are subject to an Agency MBS or are owned by or administered by an Agency.

“Agent means DLJ Mortgage Capital, Inc.

“Agreement” means this Third Amended and Restated Loan and Security Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Applicable Lending Office” means the “lending office” of Lender (or of an Affiliate of Lender) designated on the signature page hereof or such other office of Lender (or of an Affiliate of Lender) as Lender may from time to time specify to Borrower as the office by which the Loan is to be made and/or maintained.

“Appraised Value” means, as of any date in respect of any Mortgaged Property, the value of such Mortgaged Property as determined by a licensed or otherwise qualified, disinterested and independent appraiser who meets the standards of the Financial Institutions Reform Recovery and Enforcement Act or the most recently delivered BPO Value, to the extent one has been delivered.

“Asset” means any (a) Receivable, (b) any Servicing Rights and (c) the related Participation Certificates (including, for the avoidance of doubt, all Portfolio Excess Spread), in each case, pledged to secure the Obligations hereunder as more particularly set forth on Schedule 2.

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“Asset Schedule” means a list of all Assets pledged from time to time by Borrower to Lender, as such schedule shall be updated from time to time in accordance with Section 2.02 hereof.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Borrower” means PennyMac Loan Services, LLC or its permitted successors and assigns.

“Borrower Termination Option” means (a) (i) Lender has or shall incur costs in connection with those matters provided for in Section 2.10 or 2.11 and (ii) Lender requests that Borrower pay to Lender those costs in connection therewith or (b) Lender has declared in writing that an event described in Section 5.02(h)(A) has occurred.

“Borrowing Base” means either the Servicing Rights Borrowing Base or the Receivables Borrowing Base.

“Borrowing Base Deficiency” means either a Servicing Rights Borrowing Base Deficiency or a Receivables Borrowing Base Deficiency.

“BPO” means a brokers price opinion, delivered by a certified independent broker, and in form and substance, in each case, satisfactory to Lender.

“BPO Value” means the property value of a Mortgaged Property determined pursuant to a BPO. All BPO Values shall be delivered to Lender in electronic form acceptable to Lender. With respect to each BPO Value, upon the request of Lender, Borrower shall deliver to Lender the related BPO, in form acceptable to Lender. Notwithstanding anything else set forth herein, Borrower shall deliver to Lender a BPO Value with respect to each Mortgaged Property on or before the date on which the related Mortgage Loan is 90 or more days delinquent and every twelve (12) months thereafter, unless otherwise agreed to by Lender.

“Business Day” means any day other than (A) a Saturday or Sunday and (B) a public or bank holiday in New York City.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” means (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and Eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

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“Change in Control” means:

(A)             any transaction or event as a result of which Guarantor ceases to own, beneficially or of record, 100% of the stock of Borrower, except with respect to an initial public offering of Borrower’s common stock on a U.S. national securities exchange;

(B)              the sale, transfer, or other disposition of all or substantially all of Borrower’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(C)              the consummation of a merger or consolidation of Borrower or Guarantor with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Borrower or Guarantor immediately prior to such merger, consolidation or other reorganization.

“Closing Date” means March 27, 2015.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning assigned to such term in Section 4.01(a), and which, for the avoidance of doubt, shall continue to include the Collateral sold to Underlying Spread Counterparty by Borrower subject to the Lien of the Security Agreement.

“Collateral Value” has the meaning assigned to the term in the Pricing Side Letter.

“Collection Policy” means Borrower’s policies regarding Collections and remittance in accordance with the provisions of this Agreement and the Servicing Contracts and shall include (a) the application of reimbursements of Servicer Advances to Receivables in accordance with its usual and customary procedures with respect to priority for reimbursements, which is to apply such reimbursements to the earliest Servicer Advances that have been made under a particular Servicing Contract and with respect to a particular Mortgage Loan that remains unreimbursed and (b) with respect to Servicing Rights and the related Servicing Contracts, the charging and collection of fees for servicing functions, including, without limitation, the charging of late fees, assumption fees, modification fees and other clerical or administrative fees in the ordinary course of servicing.

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“Collections” means, with respect to any Mortgage Loan as of any date: (a) the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by Borrower in payment of, or applied to, any amount owed with respect to a Mortgage Loan on or before such date, including, without limitation, all amounts received on account of such Mortgage Loan, and (b) cash Proceeds with respect to such Mortgage Loan.

“Commitment” means the obligation of Lender to make Loan Advances to Borrower in an aggregate outstanding principal amount at any one time not to exceed the Maximum Loan Amount.

“Commitment Fee” has the meaning assigned to the term in the Pricing Side Letter.

“Commitment Period” means the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitment shall have terminated pursuant to this Agreement.

“Confidential Information” has the meaning set forth in Section 10.11(b).

“CSCOF” means, in Lender’s sole discretion, which may be confirmed by notice to Borrower (which may be electronic), for each day, the rate of interest (calculated on a per annum basis) determined by Lender (which such determination shall be dispositive absent manifest error), equal to the overnight interest expense incurred by Lender for borrowing funds.

“Dedicated Accounts” means the Receivables Dedicated Account and each Servicing Rights Dedicated Account.

“Dedicated Account Control Agreement” means the amended and restated letter agreement among Lender, Borrower and City National Bank in form and substance reasonably acceptable to Lender, as it may be amended, supplemented or otherwise modified from time to time.

“Default” means an event, condition or default that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Delinquency Advance” means any advance made by Borrower under the Servicing Contracts, to cover due, but uncollected or unavailable as a result of funds not yet being cleared, principal and interest payments on the Mortgage Loans included in the portfolio of Mortgage Loans serviced by Borrower pursuant to the Servicing Contracts, including Mortgage Loans with respect to which the related Mortgaged Property is being held pending liquidation.

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“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Eligible Asset” means any Asset:

(a)                which relates to a Servicing Contract for Mortgage Loans in an Eligible Securitization Transaction in which Borrower is acting in the capacity of servicer;

(b)               which complies with all applicable Laws and other legal requirements, whether federal, state or local;

(c)                with respect to Assets related to Servicer Advances, which was originated in connection with the making of a Servicer Advance pursuant to a Servicing Contract or added to such schedule in the Lender’s sole discretion, and is in full force and effect and under which the Servicer has not been terminated;

(d)               in the case of Receivables, in respect of which Borrower has no knowledge of any fact that has led it to expect that such Receivable will not be fully recoverable;

(e)                which is genuine and constitutes a legal, valid, binding and irrevocable payment obligation, enforceable in accordance with the terms of the Servicing Contract or Participation Agreement, as applicable, under which it has arisen, subject to no offsets, counterclaims or defenses;

(f)                which provides for payment in U.S. Dollars;

(g)               which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Asset, the related Servicing Contract or Participation Agreement (if applicable) or the financing thereof contemplated hereby unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;

(h)               which is owned solely by Borrower (or with respect to Repledge Portfolio Excess Spread, the Underlying Spread Counterparty) free and clear of all Liens other than Liens in favor of Lender (and in the case of Repledge Portfolio Excess Spread, Liens in favor of the Borrower) and has not been sold, conveyed, pledged or assigned to any other lender, purchaser or Person;

(i)                 which in respect of which no payments have been received relating to such Asset which have not been attributed to such Asset;

(j)                 for which there exists no dispute regarding the Asset that results in the Asset being invalid or otherwise not recoverable or payable; and in respect of which Asset Borrower has complied in all material respects with the Collection Policy and the related Servicing Contract or Participation Agreement, as applicable;

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(k)               which is not an obligation of the United States of America, any State or any agency or instrumentality or political subdivision thereof (other than Fannie Mae, Freddie Mac or Ginnie Mae);

(l)                 in respect of which the information set forth in the Asset Schedule and the Servicing Contract and, with respect to the Participation Certificates, the Participation Agreement, is true and correct in all material respects;

(m)             in respect of which Borrower has obtained from each Person that may have an interest in such Asset (i) all acknowledgements or approvals, if any, that are necessary to pledge such Asset as contemplated hereby (including, without limitation, the acknowledgement of any securitization trustee relating thereto) and (ii) releases of any security interests in such Asset;

(n)               which, with respect to Assets pledged to Lender after the Closing Date, complies with the representations and warranties set forth on Schedules 1-A, 1-B and 1-C, as applicable, hereto; and

(o)               which is a Ginnie Mae Advance, which advance (i) is subject to reimbursement by HUD, FHA or VA for FHA Mortgage Insurance Contract or VA Loan Guaranty Agreement, as applicable, and (ii) a claim for which has not been rejected by HUD, VA or FHA for any reason which impairs the FHA Mortgage Insurance Contract or VA Loan Guaranty Agreement, as applicable;

(p)               which with respect to any Asset that constitutes Servicing Rights,

(i)            constitutes an “account” or a “general intangible” as defined in the Uniform Commercial Code and is not evidenced by an “instrument,” as defined in the Uniform Commercial Code as so in effect;

(ii)            relates to an Eligible Securitization Transaction, where the related Participation Certificate is pledged to the Lender hereunder;

(iii)            arose pursuant to a Servicing Contract that is in full force and effect and under which the Servicer has not been terminated; and

(iv)            the related Participation Certificate is an Eligible Asset hereunder;

(q)               which with respect to any Asset that constitutes a Participation Certificate,

(i)            constitutes a “security” as defined in the Uniform Commercial Code and is evidenced by a certificate;

(ii)            the related Servicing Rights relate to an Eligible Securitization Transaction and have been pledged to the Lender hereunder;

(iii)            the Participation Certificate arose pursuant to a Participation Agreement that is in full force and effect; and

(iv)            the related Servicing Rights are an Eligible Asset hereunder.

in each case as of the related Loan Advance and as of each day that such Asset shall be pledged to Lender hereunder.

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“Eligible Securitization Transaction” means any of those Securitization Transactions approved by Lender in its sole discretion and listed on Schedule 2 hereof, which may be amended from time to time with the consent of Lender in its sole discretion and in accordance with Section 2.15 hereof, and which, as of the date of the related Loan Advance and as of each day that any Asset shall be pledged to Lender hereunder (unless expressly agreed upon in writing by Lender to the contrary):

(a)                other than with respect to Ginnie Mae Servicing Rights, provides that each Asset and/or amounts due in respect thereof are reimbursable or payable to Borrower under the related Servicing Contract from amounts subsequently received in collections on account of the related Mortgage Loan prior to being available to make payments on any related mortgage-backed securities;

(b)               other than with respect to Ginnie Mae Servicing Rights, provides that to the extent that any Receivable is non-recoverable from the proceeds related to such Mortgage Loan, following liquidation of such Mortgage Loan or the determination that such Receivable is non-recoverable, as the case may be, as described in the related Servicing Contract, such Receivable is recoverable from all cash-flows on the related Securitization Transaction prior to such cash flows being available to make payments on any related mortgage-backed securities;

(c)                other than with respect to Ginnie Mae Servicing Rights, in respect of which the Servicing Contract provides for the reimbursement of all Servicer Advances and payment of all servicing fees at the time of a servicing transfer upon the termination or resignation of the servicer for any reason, with or without cause;

(d)               provides that the servicer thereunder may enter into a facility with another Person to acquire or finance the related Servicer Advances and that such Person may finance, or re-pledge, assign or otherwise transfer the Receivables related to such Servicer Advances (any such Person, an “Advance Financing Person”);

(e)                provides that the Advance Financing Person shall not be required to meet the eligibility criteria for a successor servicer;

(f)                provides that the Advance Financing Person shall be entitled to reimbursement of all Servicer Advances directly by the trustee, servicer, master servicer or other party approved by the Advance Financing Person, or by withdrawal itself, in the same manner and to the same extent as if the Advance Financing Person were the servicer thereunder, free and clear of any rights of any other party;

(g)               with respect to which the Servicing Contract is acceptable to Lender prior to the initial funding date for such Servicing Contract and is in full force and effect, at any time any Asset related to such Servicing Contract is pledged to Lender, and under which the servicer has not been terminated, resigned or become subject to a right of termination or other “trigger event”;

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(h)               with respect to which the Servicing Contract (other than Servicing Contracts related to Agency Servicing Rights) does not permit the reimbursement of Servicer Advances or the payment of servicing fees to be subject to set-off rights of a successor servicer, trustee or any other third party; and

(i)                 with respect to which the Servicing Contract (other than Servicing Contracts related to Agency Servicing Rights) is non-recourse to Borrower, except for breach of contract claims made against Borrower, remedies for breaches and representations and warranties made by Borrower, and indemnification provisions with respect to breaches by Borrower.

“Encumbered Mortgage Servicing Rights” means any mortgage servicing rights that are subject to any Lien, claim, restriction or other encumbrance that limits in any way the ability to dispose of or transfer such asset whether or not such Lien, claim, restriction or other encumbrance relates to any outstanding debt.

“Encumbered Mortgage Servicing Rights Equity” means that portion of the MSR Valuation of the Encumbered Mortgage Servicing Rights that exceeds the Indebtedness encumbering such mortgage servicing rights.

“EO13224” has the meaning set forth in Section 3.27.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that, together with Borrower or Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.

“ERISA Event of Termination” means with respect to Borrower or Guarantor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified with 30 days of the occurrence of such event, or (ii) the withdrawal of Borrower, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Borrower, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Borrower, Guarantor or any ERISA Affiliate thereof to terminate any plan, or (v) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Borrower, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Borrower, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.

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“Event of Default” has the meaning assigned to such term in Section 7.01.

“Existing Indebtedness” has the meaning specified in Section 3.23 hereof.

“Expenses” means all present and future expenses reasonably incurred by or on behalf of Lender in connection with the negotiation, execution or enforcement of this Agreement or any of the other Loan Documents and Underlying Spread Documents, and Participation Agreements, and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; reasonable attorneys’ fees; any ongoing audits or due diligence costs in connection with valuation, making of Loan Advances or determining whether a Borrowing Base Deficiency may exist; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Facility” has the meaning given to such term in the recitals to this Agreement.

“Facility Payment Date” means the last Business Day of each calendar week.

“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.

“Fannie Mae Contract” has the meaning set forth in Section 4.03.

“Fannie Mae Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans owned, or that have been securitized in MBS guaranteed, by Fannie Mae.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

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“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Borrower’s regulators.

“Financial Statement Date” has the meaning set forth in Section 3.05(a).

“Financial Statements” means the consolidated financial statements of Guarantor and Borrower prepared in accordance with GAAP for the year or other period then ended.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“Freddie Mac Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans owned, or that have been securitized in MBS guaranteed, by Freddie Mac.

“GAAP” means generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Ginnie Mae” means the Government National Mortgage Association and any successor thereto.

“Ginnie Mae Account” means (a) the account designated as: Borrower, in its capacity as seller under the Repurchase Agreement, as agent, trustee, and/or bailee for Lender, in its capacity as buyer under the Repurchase Agreement, and/or payments of various mortgagors and/or various owners of interest in loans – EBO P&I, Account No. 555230001, City National Bank, ABA # 122016066, (b) the account designated as: Borrower, in its capacity as seller under the Repurchase Agreement, as agent, trustee, and/or bailee for Lender, in its capacity as buyer under the Repurchase Agreement, and/or payments of various mortgagors and/or various owners of interest in loans – FHA/VA Claims, Account No. 555230036, City National Bank, ABA # 122016066, or (c) such other account as designated in writing by Lender, in each case, as contemplated by Section 14.ii of the Repurchase Agreement.

“Ginnie Mae Advance” means a Servicer Advance made by Borrower in connection with servicing the Ginnie Mae Loans.

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“Ginnie Mae Guide” means the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.

“Ginnie Mae Loan” means a Mortgage Loan that is subject to a Transaction (as defined in the Repurchase Agreement) under the Repurchase Agreement and was purchased from a Ginnie Mae Security in accordance with the terms of the Ginnie Mae Guide, or purchased by the Borrower shortly after its purchase from a Ginnie Mae Security.

“Ginnie Mae Security” means a mortgage-backed security guaranteed by Ginnie Mae pursuant to the Ginnie Mae Guide.

“Ginnie Mae Servicing Rights” means Servicing Rights of Borrower with respect to Mortgage Loans that are subject to a Ginnie Mae MBS or are owned by or administered by Ginnie Mae.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Borrower, Guarantor or Lender, as applicable.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means Private National Mortgage Acceptance Company, LLC, in its capacity as guarantor under the Guaranty.

“Guaranty” means the Second Amended and Restated Guaranty, dated as of the date hereof, as the same may be amended from time to time, pursuant to which Guarantor fully and unconditionally guarantees the obligations of Borrower hereunder.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)-(i) above both on and off balance sheet.

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“Interest Payment Date” means, for as long as any Obligations shall remain owing by Borrower to Lender, the earlier of (i) the first Facility Payment Date of each calendar month and (ii) the Termination Date.

“Interest Period” means, the period from and including an Interest Payment Date, up to but excluding the next Interest Payment Date.

“Interest Rate” means CSCOF plus the applicable Margin.

“Interest Statement Date” has the meaning set forth in Section 2.04.

“Laws” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

“Lender” means Credit Suisse First Boston Mortgage Capital LLC, together with its successors, and any assignee of and Participant or Transferee in the Loan.

“License” means any license, permit, approval, right, privilege, quota, concession, or franchise issued, granted, conferred or otherwise created by a Governmental Authority.

“Lien” means any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Loan” has the meaning assigned to such term in the recitals to this Agreement.

“Loan Advance” has the meaning assigned to such term in the recitals to this Agreement.

“Loan Documents” means this Agreement, the Pricing Side Letter, the Dedicated Account Control Agreement, the Note, the Guaranty, the Power of Attorney, the Underlying Spread Counterparty Power of Attorney, the Security Agreement, the Securities Account Control Agreement, the Participation Agreements, and the Underlying Spread Documents as each of the same may hereafter be amended, supplemented, restated or otherwise modified from time to time.

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“Low Percentage Margin Call” has the meaning specified in Section 2.05(c) hereof.

“Margin” has the meaning assigned to the term in the Pricing Side Letter.

“Margin Call” has the meaning set forth in Section 2.05(b).

“Margin Deadlines” has the meaning set forth in Section 2.05(c).

“Market Value” means, with respect to any Asset as of any date of determination, and without duplication, the fair market value of such Asset on such date as reasonably determined by Lender (or an Affiliate thereof).

“Master Spread Acquisition Agreement” means that certain Master Spread Acquisition and MSR Servicing Agreement, dated as of December 30, 2013, between the Underlying Spread Counterparty and the Borrower, as amended from time to time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of Borrower, Guarantor or any Affiliate that is a party to any Loan Document taken as a whole; (b) a material impairment of the ability of Borrower, Guarantor or any Affiliate that is a party to any Loan Document to perform under any Loan Document and to avoid any Event of Default; (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document against Borrower, Guarantor or any Affiliate that is a party to any Loan Document; or (d) a material adverse effect on the rights and remedies of Borrower under any of the Underlying Spread Documents.

“Maximum Loan Amount” has the meaning assigned to the term in the Pricing Side Letter.

“Maximum Servicer Advance Loan Amount” has the meaning assigned to the term in the Pricing Side Letter.

“Maximum Servicing Rights Loan Amount” has the meaning assigned to the term in the Pricing Side Letter.

“MBS” means collateralized mortgage obligations and other mortgage-backed securities.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage Loan” means a mortgage loan secured by a first mortgage lien on a one-to-four family residential property.

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“Mortgaged Property” means the real property (including all improvements, buildings, fixtures and building equipment thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the related Mortgage Loan.

“MSR Valuation” shall mean (a) the lesser of (i) the value of the mortgage servicing rights owned by the Borrower as set forth in the Borrower’s most recent balance sheet as determined by the Borrower as of such date in accordance with GAAP and (ii) the Lender’s valuation of such mortgage servicing rights as determined by the Lender, or (b) if a Third Party Evaluator is used to value the mortgage servicing rights, the Third Party Evaluator’s valuation of such mortgage servicing rights as determined by such Third Party Evaluator.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“Net Worth” means, with respect to any Person, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Non-Excluded Taxes” has the meaning set forth in Section 2.11(a).

“Note” has the meaning assigned to such term in Section 2.01(b).

“Notice” or “Notices” means all requests, demands and other communications, in writing (including facsimile transmissions), sent by overnight delivery service, facsimile transmission, electronic transmission or hand-delivery to the intended recipient at the address specified in Section 10.05 or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02.

“NPV” means, with respect to any Mortgaged Property or REO Property relating to a Mortgage Loan, the net property value of such Mortgaged Property or REO Property, as determined by Borrower (which shall equal the net adjusted proceeds amount as determined by Borrower’s accretion model on a monthly basis) by reference to the most recently available Appraised Value of such property; provided that such determination may be adjusted further by Lender in its sole discretion by subtracting therefrom all outstanding and reasonably anticipated costs and expenses in connection with such Mortgage Loan, including without limitation, all Protective Advances and the foreclosure and liquidation of the related Mortgaged Property or REO Property, as applicable.

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“Obligations” means (a) all of Borrower’s indebtedness, obligations to pay the outstanding principal balance of the Loan, together with interest thereon on the Termination Date, outstanding interest due on each Interest Payment Date, and other obligations and liabilities, to Lender or its Affiliates arising under, or in connection with, the Loan Documents, whether now existing or hereafter arising; (b) any and all sums reasonably incurred and paid by Lender or on behalf of Lender in order to preserve any Collateral or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Borrower’s indebtedness, obligations or liabilities referred to in this definition, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Collateral, or of any exercise by Lender of its rights under the Loan Documents, including, without limitation, reasonable attorneys’ fees and disbursements and court costs; (d) all of Borrower’s indemnity obligations to Lender pursuant to the Loan Documents; and (e) all of Borrower’s and Guarantor’s obligations under the Repurchase Agreement and other Repurchase Documents.

“OFAC” has the meaning set forth in Section 3.27.

“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.

“Other Taxes” has the meaning set forth in Section 2.11(b).

“Outstanding Balance” means, of any Receivable at any time, the then outstanding amount thereof.

“Participant” means any Person that has purchased a participation in this Agreement pursuant to Section 9.02.

“Participation Agreement” means each Master Spread Participation Agreement or Master Spread Acquisition Agreement, as applicable, each as amended from time to time, related to Servicing Rights subject to this Agreement, in form and substance acceptable to Lender and identified on Schedule 2 hereof.

“Participation Certificate” means the original participation certificate issued and delivered in connection with a Participation Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Protection Act” means the Pension Protection Act of 2006.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pool Factor Event” has the meaning assigned to such term in the Pricing Side Letter.

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“Portfolio Excess Spread” means, collectively, the Retained Portfolio Excess Spread and the Repledge Portfolio Excess Spread.

“Power of Attorney” has the meaning set forth in Section 4.08(e) hereof.

“Pricing Side Letter” means the second amended and restated letter agreement dated as of the Closing Date, among Lender, Borrower and the Guarantor as the same may be amended from time to time.

“Proceeds” means “proceeds” as defined in Section 9-102(a)(64) of the UCC.

“Prohibited Person” has the meaning set forth in Section 3.27 hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Protective Advance” means any servicing advance (including, but not limited to, any advance made to pay taxes and insurance premiums; any advance to pay the costs of protecting the value of any real property or other security for a mortgage loan; and any advance to pay the costs of realizing on the value of any such security) made by Borrower in connection with the Mortgage Loans included in the portfolio of Mortgage Loans serviced pursuant to the Servicing Contracts.

“Rating Agency” means any of S&P, Moody’s or Fitch.

“Receivables” means, collectively, the reimbursement rights relating to Servicer Advances under each Servicing Contract, each and every right of Borrower to be reimbursed for the Servicer Advances under a Servicing Contract, whether now existing or hereafter arising, and whether or not constituting an “account” or a “general intangible” under the UCC but not evidenced by “chattel paper” or an “instrument,” as defined in the UCC, and the Related Security.

“Receivables Borrowing Base” means the aggregate Collateral Value of all Servicer Advances. The Servicer Advances to be added to the Receivables Borrowing Base on any Advance Date (other than the initial Advance Date) shall be (a) those Protective Advances disbursed during the period from and including the second preceding Servicing Cut-off Date through but not including the related Servicing Cut-off Date immediately prior to the Advance Date and (b) those newly disbursed Delinquency Advances disbursed as of the date preceding the related Advance Date.

“Receivables Borrowing Base Deficiency” has the meaning set forth in Section 2.05(a).

“Receivables Borrowing Base Margin Call” has the meaning set forth in Section 2.05(a).

“Receivables Dedicated Account” means the demand deposit account “PennyMac Loan Services, LLC in trust for Credit Suisse First Boston Mortgage Capital LLC – Receivables Dedicated Account”, which account has been established by Lender for the purpose of holding cash proceeds of Receivables for the benefit of Lender at City National Bank.

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“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Borrower, or any other person or entity with respect to the Assets or any other Collateral.

“Register” has the meaning set forth in Section 9.02(b).

“Related Security” means with respect to any Asset, (a) all security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Asset, whether pursuant to the Servicing Contract related to such Asset or otherwise, together with all financing statements covering any collateral securing such Asset; (b) all guarantees, indemnities, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Asset whether pursuant to the Servicing Contract related to such Asset or otherwise; and (c) any and all Proceeds of the foregoing.

“REO Property” means real property acquired by Borrower, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

“Repledge Portfolio Excess Spread” means any Primary Portfolio Excess Spread or Secondary Portfolio Excess Spread, each as defined in the Master Spread Acquisition Agreement, which is subject to an Underlying Spread Transaction, from time to time.

“Repurchase Agreement” means that certain Amended and Restated Master Repurchase Agreement, dated as of May 3, 2013, among Credit Suisse First Boston Mortgage Capital LLC, Borrower and Guarantor, as amended from time to time.

“Repurchase Documents” means “Program Agreements” as defined in the Repurchase Agreement.

“Repurchase Rights” has the meaning set forth in Section 4.01(c) hereof.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer or treasurer of such Person. The Responsible Officers of Borrower and Guarantor as of the date hereof are listed on Schedule 3 hereto.

“Retained Portfolio Excess Spread” means any Portfolio Excess Spread, as defined in, and participated by, the Borrower under, the applicable Participation Agreement, from time to time, and retained by Borrower.

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“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securities Account Control Agreement” means that certain Amended and Restated Securities Account Control Agreement dated as of October 31, 2014, among Lender in its capacity hereunder and in its capacity as buyer under the Repurchase Agreement, Borrower in its capacity hereunder and in its capacity as seller under the Repurchase Agreement and in its capacity as servicer under the Repurchase Agreement, and Securities Intermediary and other parties as joined thereto from time to time, as may be amended, supplemented or replaced from time to time.

“Securities Intermediary” means City National Bank, and its permitted successors and assigns, or such other party specified by Lender and agreed to by Borrower, which approval shall not be unreasonably withheld.

“Securitization Transaction” means a transaction whereby a Mortgage Loan is transferred to a trust as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction including, without limitation, Agency MBS.

“Security Agreement” means that certain Security and Subordination Agreement, dated as of December 30, 2013, between the Underlying Spread Counterparty and the Lender, as amended from time to time.

“Servicer Advance” means a Delinquency Advance or a Protective Advance.

“Servicing Appraisal” means a written appraisal or evaluation by Lender or an appraiser approved by Lender in its sole good faith discretion evaluating the Appraised Value of the Servicing Rights pledged hereunder.

“Servicing Contracts” means, collectively, (i) with respect to all Assets other than Ginnie Mae Advances, those servicing agreements described on Schedule 2 attached hereto, as amended from time to time, to which Borrower is a party, pursuant to which Borrower acts as the servicer of portfolios of Mortgage Loans or specified Mortgage Loans, and by which Borrower’s servicing obligations are governed with respect to an Eligible Securitization Transaction and with respect to Servicing Rights, in the case of each Servicing Contract between Borrower and an Agency, subject to an Acknowledgement Agreement with such Agency, and (ii) with respect to Ginnie Mae Advances, the Repurchase Agreement to the extent of the servicing requirements set forth therein, pursuant to which Borrower will service the related Ginnie Mae Loans. For all purposes of this Agreement, the term “Servicing Contracts” shall include any and all instruments, agreements, invoices or other writings, which gives rise to or otherwise evidence any of the Receivables or Servicing Rights.

“Servicing Cut-off Date” means the day of each calendar month used by the Borrower in order to determine the amount of a Loan Advance which is more particularly described in Schedule 2 hereto.

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“Servicing Rights” means all of the Borrower’s rights and interests under any Servicing Contract, including the rights to (a) service the Mortgage Loans that are the subject matter of such Servicing Contract and (b) be compensated, directly or indirectly, for doing so.

“Servicing Rights Borrowing Base” means the aggregate Collateral Value of those Servicing Rights and the related Participation Certificates pledged to Lender hereunder.

“Servicing Rights Borrowing Base Deficiency” has the meaning set forth in Section 2.05(b).

“Servicing Rights Borrowing Base Margin Call” has the meaning set forth in Section 2.05(b).

“Servicing Rights Collateral” means (i) all Servicing Rights arising under or related to any Servicing Contract; (ii) all rights to reimbursement of amounts due under the related Servicing Contract; (iii) all records, instruments or other documentation evidencing any of the foregoing; (iv) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Borrower’s rights, title and interest in and under the Servicing Contracts); and (v) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

“Servicing Rights Dedicated Account” means the (i) demand deposit account “PennyMac Loan Services, LLC in trust for Credit Suisse First Boston Mortgage Capital LLC – Servicing Rights Dedicated Account”, which account has been established by Lender for the purpose of holding cash proceeds of Servicing Rights other than Agency Servicing Rights and the related Participation Certificate for the benefit of Lender at City National Bank and (ii) demand deposit account “PennyMac Loan Services, LLC in trust for Credit Suisse First Boston Mortgage Capital LLC – GNMA Servicing Rights Dedicated Account”, which account has been established by Lender for the purpose of holding cash proceeds of Ginnie Mae Servicing Rights for the benefit of Lender at City National Bank.

“SPS” means Select Portfolio Servicing, Inc. and its successors and permitted assigns.

“Stop Advance Trigger” means, with respect to a Mortgage Loan, the point at which, pursuant to Borrower’s recoverability model, Borrower is required to stop making Delinquency Advances and/or Protective Advances.

“Subordinated Debt” means, Indebtedness of Borrower (i) which is unsecured, (ii) of which no part of the principal of such Indebtedness is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date which is one year following the Termination Date and (iii) of which the payment of the principal of and interest on such Indebtedness and other obligations of Borrower in respect of such Indebtedness are subordinated to (x) the prior payment in full of the principal of and interest (including post-petition obligations) on the Loan Advances and (y) all other obligations and liabilities of Borrower to Lender hereunder, in all cases, on terms and conditions approved in writing by Lender and all other terms and conditions of which are satisfactory in form and substance to Lender.

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“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” has the meaning assigned to such term in Section 2.11(a).

“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.

“Test Period” has the meaning assigned to such term in the Pricing Side Letter.

“Third Party Evaluator” shall mean an appraiser approved by Lender in its sole good faith discretion.

“Transferee” has the meaning set forth in Section 9.02(b).

“Trigger Event” has the meaning assigned thereto in the Security Agreement.

“Underlying Spread Loan Agreement” means the Loan and Security Agreement, between Borrower, in its capacity as lender thereunder, and Underlying Spread Counterparty, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Underlying Spread Counterparty” means PennyMac Holdings, LLC, and its permitted successors and assigns.

“Underlying Spread Counterparty Power of Attorney” means the Power of Attorney required to be executed and delivered by the Underlying Spread Counterparty pursuant to the Security Agreement, as the same may be amended from time to time.

“Underlying Spread Documents” means the Underlying Spread Loan Agreement, pricing letter, confirmations and all documents ancillary thereto that evidence an Underlying Spread Transaction in the form approved by Lender in writing in its sole discretion with any material modifications approved by Lender in writing in its sole discretion (excluding provisions related to the advance rate or interest rate of such Underlying Spread Transactions, which shall not be subject to Lender review or approval).

“Underlying Spread Transaction” means a transaction between Borrower and Underlying Spread Counterparty whereby Underlying Spread Counterparty pledges the Repledge Portfolio Excess Spread and the corresponding Participation Certificate to Borrower against the transfer of funds by Borrower, which Repledge Portfolio Excess Spread is concurrently or consecutively pledged to Lender hereunder.

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“Unencumbered Mortgage Servicing Rights” means any mortgage servicing rights that are not Encumbered Mortgage Servicing Rights.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Weekly Report Date” has the meaning set forth in Section 6.05.

Section 1.02        Other Defined Terms. (a)  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting. All references to Sections, subsections, Articles and Exhibits shall be to Sections, subsections, and Articles of, and Exhibits to, this Agreement unless otherwise specifically provided.

(b)               In the computation of periods of time from a specified date to a later specified date, unless otherwise specified herein the words “commencing on” mean “commencing on and including,” the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

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ARTICLE II

GENERAL TERMS

Section 2.01        Loan.(a) (a)  Subject to the terms and conditions hereof, Lender agrees to make the Loan to Borrower in the principal amount outstanding at any one time not to exceed the Maximum Loan Amount. During the Commitment Period, Borrower may utilize the Commitment by requesting Loan Advances, Borrower may repay the Loan in whole or in part at any time during such period, and additional Loan Advances may be made all in accordance with the terms and conditions hereof. Lender’s obligation to make a Loan Advance pursuant to the terms of this Agreement shall terminate on the Termination Date. Notwithstanding the foregoing, Lender shall have no commitment or obligation to make any Loan Advance in connection with pledged Servicing Rights to the extent such Loan Advance exceeds the lesser of (i) the Maximum Servicing Rights Loan Amount and (ii) the Servicing Rights Borrowing Base. Notwithstanding the foregoing, Lender shall have no commitment or obligation to make any Loan Advance in connection with Receivables to the extent such Loan Advance exceeds the lesser of (i) the Maximum Servicer Advance Loan Amount and (ii) the Receivables Borrowing Base.

(b)               The Loan shall initially be evidenced by a single amended and restated promissory note (the “Note”) of Borrower in the form of Exhibit A hereto dated the Closing Date and payable to Lender. Borrower agrees that Lender is authorized to record on the Note (i) the date and amount of each Loan Advance made by Lender pursuant hereto and (ii) the date and amount of each payment of principal of each Loan Advance, in the books and records of Lender in such manner as is reasonable and customary for Lender, and that a certificate of an officer of Lender, setting forth in reasonable detail the information so recorded, shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error; provided that the failure to make any such recording shall not in any way affect the Obligations of Borrower or the rights of Lender hereunder or under the Note.

Section 2.02        Procedure for Borrowing. (a)  Borrower may borrow under the Facility during the Commitment Period on any Advance Date; provided, that Borrower shall have given Lender irrevocable notice (each, a “Notice of Borrowing”), which notice (i) shall be substantially in the form of Exhibit C, (ii) shall be signed by a Responsible Officer of Borrower and be received by Lender prior to 3:00 p.m. (New York time) three (3) Business Days prior to the related Advance Date, and (iii) shall specify (A) the dollar amount of the requested Loan Advance, (B) the aggregate amount of Receivables subject to the Loan Advance, if applicable, (C) the value of the Portfolio Excess Spread on Borrower’s books and records, if applicable, (D) the value of the Servicing Rights on Borrower’s books and records, if applicable; provided that such value shall break out that portion attributable to the related Portfolio Excess Spread, (E) the requested Advance Date, (F) the information required to be included in the Asset Schedule with respect to each such Asset in mutually acceptable electronic form and (G) the request for approval of the related Servicing Contract (to the extent not previously approved hereunder). Each Notice of Borrowing on any Advance Date shall be in an amount equal to at least $25,000.

(b)               If Borrower shall deliver to Lender a Notice of Borrowing that satisfies the requirements of Section 2.02(a), Lender will notify Borrower of its intent to remit the requested Loan Amount one (1) Business Days prior to the requested Advance Date. If all applicable conditions precedent set forth in Article V have been satisfied on or prior to the Advance Date, then subject to the foregoing, on the Advance Date, Lender shall remit the amount of the requested Loan Advance in U.S. Dollars and in immediately available funds (i) with respect to that portion of the Loan Advance attributable to a Delinquency Advance, to the trustee’s account under the related Securitization Transaction and (ii) with respect to that portion of the Loan Advance attributable to a Servicing Right or a Protective Advance, to the account specified by Borrower.

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(c)                In the event that on the Advance Date excess funds remain in the Dedicated Accounts (after application of payments in accordance with Section 2.07 but not including any amounts to be disbursed to Borrower), Lender may apply such excess funds to the amount of the requested Loan Advance.

(d)               Upon making each Loan Advance hereunder, the Asset Schedule shall be automatically updated to include each of the Assets listed on the Asset Schedule attached to the Notice of Borrowing.

Section 2.03        Repayment and Prepayment of Principal. (a)  Borrower hereby promises to repay the entire outstanding principal amount of the Loan on the Termination Date.

(b)               Without limiting the foregoing, on each Interest Payment Date, Borrower shall sweep all amounts received with respect to (i) Servicing Rights to the applicable Servicing Rights Dedicated Account and (ii) Receivables to the Receivables Dedicated Account in accordance with Section 6.14 hereof to be applied in accordance with Section 2.07 hereof (provided that Borrower shall remit to each of the applicable Dedicated Accounts, in accordance with Section 2.14 hereof, all proceeds received with respect to Assets not otherwise required to be deposited in a segregated custodial or escrow account for the applicable transaction pursuant to the related Servicing Contract).

(c)                By notifying Lender in writing at least one (1) Business Day in advance, Borrower shall be permitted, at its option, to prepay, subject to Section 2.12, the Loan in whole or in part at any time, together with accrued and unpaid interest on the amount so prepaid.

Section 2.04        Interest. On each Interest Payment Date, Borrower hereby promises to pay to Lender all accrued and unpaid interest on the Loan, as invoiced by Lender three (3) Business Days prior to the related Interest Payment Date (the “Interest Statement Date”); provided that if Lender fails to deliver such statement on the Interest Statement Date, on such Interest Payment Date Borrower shall pay the amount which Borrower calculates as the interest due and upon delivery of the statement, Borrower shall remit to Lender any shortfall, or Lender shall refund to Borrower any excess, in the interest payment paid. Interest shall accrue each day on the unpaid principal amount of the Loan at a rate per annum equal to the Interest Rate. Interest on the Loan shall be computed on the basis of the actual number of days in each Interest Period and a 360-day year.

Section 2.05        Borrowing Base Deficiencies. (a)  If at any time the aggregate outstanding amount of Loan Advances made in connection with Receivables exceeds the Receivables Borrowing Base in effect at such time, as determined by Lender (such excess, a “Receivables Borrowing Base Deficiency”), then Lender may by notice to Borrower require Borrower to transfer to Lender cash in an amount at least equal to the Receivables Borrowing Base Deficiency (such requirement, a “Receivables Borrowing Base Margin Call”).

(b)               If at any time the aggregate outstanding amount of Loan Advances made in connection with pledged Servicing Rights exceeds the Servicing Rights Borrowing Base in effect at such time, as determined by Lender (such excess, a “Servicing Rights Borrowing Base Deficiency”), then Lender may by notice to Borrower require Borrower to transfer to Lender cash in an amount at least equal to the Servicing Rights Borrowing Base Deficiency (such requirement, a “Servicing Rights Borrowing Base Margin Call” and together with a Receivables Borrowing Base Margin Call, a “Margin Call”).

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(c)                Notice delivered pursuant to Section 2.05(a) or Section 2.05(b) may be given by any written or electronic means. With respect to a Margin Call in the amount of less than 5% of the outstanding principal amount of the Loan (a “Low Percentage Margin Call”), any notice given before 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day; notice given after 5:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the second Business Day following the date of such notice. With respect to all Margin Calls other than Low Percentage Margin Calls, any notice given before 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 10:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day. The foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”. The failure of Lender, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Lender to do so at a later date. Borrower and Lender each agree that a failure or delay by Lender to exercise its rights hereunder shall not limit or waive Lender’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Borrower.

(d)               In the event that a Borrowing Base Deficiency exists, Lender may retain any funds received by it to which Borrower would otherwise be entitled hereunder, which funds (i) may be held by Lender against the related Borrowing Base Deficiency or (ii) may be applied by Lender against the Loan. Notwithstanding the foregoing, Lender retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 2.05.

Section 2.06        Payment Procedure. Borrower absolutely, unconditionally, and irrevocably, shall make, or cause to be made, all payments required to be made by Borrower hereunder. Borrower shall deposit or cause to be deposited all amounts constituting collection, payments and proceeds of Assets (including, without limitation, all fees and proceeds of sale) in the Dedicated Accounts as set forth in Section 6.14.

Section 2.07        Application of Payments. (a)  On each Facility Payment Date and each Interest Payment Date, Borrower shall prepare and deliver to Lender and the depository institution where the Dedicated Accounts have been established a distribution worksheet detailing the application of amounts on deposit in the Dedicated Accounts in accordance with this Section 2.07. The application of payments by Lender to the reduction of the Obligations shall, in the absence of manifest error, be binding upon Borrower.

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(b)               On each Facility Payment Date (other than any Facility Payment date which is also an Interest Payment Date which shall be governed by Section 2.07(c)), all amounts on deposit in the Receivables Dedicated Account and then all amounts on deposit in each Servicing Rights Dedicated Account shall be applied as follows:

(i)            first, to the payment of all non-principal amounts (including, without limitation, Expenses) other than accrued and unpaid interest owing with respect to the Loan;

(ii)            second, in the event that a Servicer Advance is paid in full, to the payment of outstanding principal with respect to the Loan;

(iii)            third, without limiting the rights of Lender under Section 2.05, to the payment of principal to satisfy any Borrowing Base Deficiency owing with respect to the Loan;

(iv)            fourth, to the payment of all other costs and fees payable to Lender pursuant to this Agreement; and

(v)            fifth, any remainder to Borrower.

(c)                On each Interest Payment Date, all amounts on deposit in the Receivables Dedicated Account and then all amounts on deposit in each Servicing Rights Dedicated Account shall be applied as follows:

(i)            first, to the payment of any accrued and unpaid interest owing with respect to the Loan;

(ii)            second, in the same order of priority as set forth in Section 2.07(b)(i)-(v)

(d)               With respect to prepayments pursuant to Section 2.03(c), such amounts shall be applied as follows:

(i)            first, to all non-principal amounts (including, without limitation, Expenses) owing with respect to the Loan (other than accrued and unpaid interest);

(ii)            second, to the payment of accrued and unpaid interest owing with respect to the Loan;

(iii)            third, to the payment of principal with respect to the Loan until reduced to zero; and

(iv)            fourth, to payment of all costs and fees and any other Obligations.

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(e)                Notwithstanding the preceding provisions, if an Event of Default shall have occurred hereunder, all funds in the Receivables Dedicated Account and then all funds in each Servicing Rights Dedicated Account shall be applied as follows:

(i)            first, in the same order of priority as set forth in Section 2.07(c)(i)-(ii);

(ii)            second, to the payment of outstanding principal with respect to the Loan until reduced to zero;

(iii)            third, to payment of all costs and fees and any other Obligations; and

(iv)            fourth, any remainder to Borrower.

Section 2.08        Use of Proceeds and Requests for Advances. (a)  The proceeds of the Loan shall be used exclusively by Borrower to satisfy its obligation to make Protective Advances and Delinquency Advances pursuant to the terms of the related Servicing Contract and to finance the Receivables and existing Servicing Rights or to purchase new Servicing Rights, as applicable.

(b)               To the extent that Borrower is able to apply funds on deposit in a custodial account or trustee account in order to satisfy its obligation to make a Protective Advance or a Delinquency Advance pursuant to the terms of the related Securitization Transaction, Borrower shall first apply such funds in the custodial account or trustee account in order to make the related Protective Advance or Delinquency Advance prior to requesting and receiving a Loan Advance hereunder.

Section 2.09        Recourse. Notwithstanding anything else to the contrary contained or implied herein or in any other Loan Document, Lender shall have full, unlimited recourse against Borrower and Guarantor and their respective assets in order to satisfy the Obligations.

Section 2.10        Requirements of Law. (a)  If any Requirement of Law (other than with respect to any amendment made to Lender’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i)            shall subject Lender to any tax of any kind whatsoever with respect to this Agreement or the Loan (excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on Lender as a result of any present or former connection between Lender and the United States, other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or change the basis of taxation of payments to Lender in respect thereof;

(ii)            shall impose, modify or hold any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Interest Rate hereunder; or

(iii)            shall impose on Lender any other condition;

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and the result of any of the foregoing is to increase the cost to Lender, by an amount which Lender deems to be material, of entering, continuing or maintaining this Agreement or any other Loan Document, the Loan or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Borrower shall promptly pay Lender such additional amount or amounts as calculated by Lender in good faith as will compensate Lender for such increased cost or reduced amount receivable.

(b)               If Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Lender’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, Borrower shall promptly pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(c)                If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.10 submitted by Lender to Borrower shall be conclusive in the absence of manifest error.

Section 2.11        Taxes. (a)  Any and all payments by Borrower or Guarantor under or in respect of this Agreement or any other Loan Documents to which Borrower or Guarantor is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Borrower or Guarantor shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to Lender (including for purposes of Section 2.10 and this Section 2.11, any assignee, successor or participant), (i) Borrower or Guarantor, as applicable, shall make all such deductions and withholdings in respect of Taxes, (ii) Borrower or Guarantor, as applicable, shall pay the full amount deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Borrower or Guarantor, as applicable, shall be increased as may be necessary so that after Borrower or Guarantor, as applicable, has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 2.11) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement the term “Non-Excluded Taxes” are Taxes other than, in the case of Lender, Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which such Lender is organized or of its Applicable Lending Office, or any political subdivision thereof, unless such Taxes are imposed as a result of Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Taxes will be treated as Non-Excluded Taxes).

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(b)               In addition, Borrower and Guarantor hereby agree to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, “Other Taxes”).

(c)                Borrower and Guarantor hereby agree to indemnify Lender for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Taxes of any kind imposed by any jurisdiction on amounts payable by Borrower or Guarantor, as applicable, under this Section 2.11 imposed on or paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Borrower and Guarantor provided for in this Section 2.11 shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower and Guarantor under the indemnity set forth in this Section 2.11(c) shall be paid within ten (10) days from the date on which Lender makes written demand therefor.

(d)               Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11 shall survive the termination of this Agreement and the other Loan Documents. Nothing contained in Section 2.10 or this Section 2.11 shall require any Lender to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

Section 2.12        Indemnity. Without limiting, and in addition to, the provisions of Section 10.02, the Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense that the Lender may sustain or incur as a consequence of (i) a default by the Borrower in payment when due of the principal amount of or interest on the Loan or (ii) a default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with Section 2.03.

Section 2.13        Intentionally Omitted.

Section 2.14        Dedicated Accounts.

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Lender shall establish and maintain each of the Dedicated Accounts in the form of a time deposit or demand account. Receivables funds received and retained by Borrower pursuant to the applicable Servicing Contract shall promptly, in any event within two (2) Business Days after receipt, be deposited in the Receivables Dedicated Account. Amounts received on account of Servicing Rights and Portfolio Excess Spread (including Repledge Portfolio Excess Spread) and retained by Borrower pursuant to the applicable Servicing Contract or Participation Agreement, as the case may be, shall promptly, in any event within two (2) Business Days after receipt, be deposited in the applicable Servicing Rights Dedicated Account. Funds deposited in the Dedicated Accounts (including any interest paid on such funds) may be distributed only in accordance with Section 2.07. Upon the Termination Date and the payment of all amounts due by Borrower hereunder, all amounts on deposit in the Dedicated Accounts shall be remitted to Borrower.

Lender, in its capacity as buyer under the Repurchase Agreement, has established the Ginnie Mae Account under the Repurchase Agreement, and certain amounts on deposit therein shall constitute proceeds of the Ginnie Mae Advances. Lender hereby appoints and authorizes Agent to act as agent solely with respect to performance of the following duties, in each case, on behalf of Lender: (i) maintaining the Ginnie Mae Account, and (ii) taking such actions as Agent deems appropriate to administer the Ginnie Mae Account. The Agent shall have no duties or responsibilities except those expressly set forth in this Section 2.14.

Section 2.15        Additional Securitization Transactions, Servicing Contracts and Participation Agreements. In the event that Borrower wishes to obtain a Loan Advance under a Securitization Transaction, Servicing Contract or Participation Agreement not listed on Schedule 2 hereto, Borrower shall deliver a written request, substantially in the form of Exhibit F hereto, for approval of such Securitization Transaction, Servicing Contract or Participation Agreement to Lender for Lender’s approval, which may be withheld in Lender’s sole discretion. Upon approval in writing by Lender of such additional Securitization Transaction, Servicing Contract or Participation Agreement as an Eligible Securitization Transaction and filing of a UCC-3 amendment adding the Securitization Transaction, Servicing Contract or Participation Agreement, Schedule 2 shall be automatically updated to include each additional Eligible Securitization Transaction, Servicing Contract or Participation Agreement identified thereon.

Section 2.16        Commitment Fee. Borrower shall pay the Commitment Fee as specified in the Pricing Side Letter. Such payment shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to Lender at such account designated by Lender.

Section 2.17        Termination. (a)  Notwithstanding anything to the contrary set forth herein, if a Borrower Termination Option occurs, Borrower may, upon five (5) Business Days’ prior notice of such event, terminate this Agreement and the Termination Date shall be deemed to have occurred (upon the expiration of the five (5) Business Days).

(b)               In the event that a Borrower Termination Option as described in clause (a) of the definition thereof has occurred and Borrower has notified Lender of its option to terminate this Agreement, Lender shall have the right to withdraw such request for payment within three (3) Business Days of Borrower’s notice of its exercise of the Borrower Termination Option and Borrower shall no longer have the right to terminate this Agreement.

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(c)                In connection with Borrower’s exercise of a Borrower Termination Option, Lender shall refund to Borrower an amount equal to the Commitment Fee prorated for the number of days remaining from and including the deemed Termination Date to but excluding the then scheduled Termination Date.

(d)               For the avoidance of doubt, Borrower shall remain responsible for all costs actually incurred by Lender pursuant to Sections 2.10 and 2.11.

Section 2.18        Repledge Portfolio Excess Spread.

(a)                With respect to any Repledge Portfolio Excess Spread that is pledged by Borrower, Underlying Spread Counterparty shall first pledge such Repledge Portfolio Excess Spread under the Security Agreement and also under the Underlying Spread Loan Agreement, provided that Borrower provides notice thereof to Lender and such Repledge Portfolio Excess Spread is and continues to be an Eligible Asset.

(b)               Borrower hereby agrees and acknowledges that such Underlying Spread Transaction is subject to and subordinate to (i) Lender’s rights hereunder and (ii) Lender’s security interest in the Repledge Portfolio Excess Spread and rights under the Security Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each of Borrower and Guarantor represents and warrants to Lender as of the date hereof and as of each Advance Date that:

Section 3.01        Borrower and Guarantor Existence. Each of Borrower and Guarantor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

Section 3.02        Licenses. Each of Borrower and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and is not in default of such state’s applicable laws, rules and regulations. Borrower has the requisite power and authority and legal right to service Mortgage Loans and to own, sell and grant a lien on all of its right, title and interest in and to the Assets. Each of Borrower and Guarantor has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Loan Document and any Notice of Borrowing.

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Section 3.03        Power. Each of Borrower and Guarantor has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

Section 3.04        Due Authorization. Each of Borrower and Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents, as applicable. This Agreement, any Notice of Borrowing and the Loan Documents have been (or, in the case of Loan Documents and any Notice of Borrowing not yet executed, will be) duly authorized, executed and delivered by Borrower and Guarantor, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Borrower and Guarantor in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

Section 3.05        Financial Statements. (a)  Guarantor has heretofore furnished to Lender a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of Guarantor ended December 31, 2014 and the related consolidated statements of income for Guarantor and its consolidated Subsidiaries for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of Guarantor ended December 31, 2014 and the related consolidated statements of income for Guarantor and its consolidated Subsidiaries for such quarterly fiscal period. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis as at the end of, and for, such period (subject to normal year-end adjustments). Since December 31, 2014, there has been no material adverse change in the consolidated business, operations or financial condition of Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. Guarantor has, on the date of the statements delivered pursuant to this Section 3.05 (the “Financial Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Lender in writing.

(b)               Borrower has heretofore furnished to Lender a copy of (a) its balance sheet for the fiscal year of Borrower ended December 31, 2014 and the related statements of income for Borrower for such fiscal year, with the opinion thereon of Deloitte & Touche LLP and (b) its balance sheet for the quarterly fiscal period of Borrower ended December 31, 2014 and the related statements of income for Borrower for such quarterly fiscal period. All such financial statements are complete and correct and fairly present, in all material respects, the financial condition of Borrower and the results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2014, there has been no material adverse change in the consolidated business, operations or financial condition of Borrower from that set forth in said financial statements nor is Borrower aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. Borrower has, on the Financial Statement Date no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Borrower except as heretofore disclosed to Lender in writing.

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Section 3.06        No Event of Default. There exists no Event of Default under Section 7.01 hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 7.03 hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities, and there is no Event of Default by Underlying Spread Counterparty under the Underlying Spread Documents.

Section 3.07        Solvency. Each of Borrower and Guarantor is solvent and will not be rendered insolvent by any Loan Advance (including, for the avoidance of doubt, the pledge of any Repledge Portfolio Excess Spread by Borrower) and, after giving effect to such Loan Advance, will not be left with an unreasonably small amount of capital with which to engage in its business. Neither Borrower nor Guarantor intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. Borrower is not pledging any Collateral with any intent to hinder, delay or defraud any of its creditors.

Section 3.08        No Conflicts. The execution, delivery and performance by each of Borrower and Guarantor of this Agreement, any Notice of Borrowing hereunder and the Loan Documents do not conflict with any term or provision of the organizational documents of Borrower or Guarantor or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Borrower or Guarantor of any court, regulatory body, administrative agency or governmental body having jurisdiction over Borrower or Guarantor, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement, obligation or Servicing Contract to which Borrower or Guarantor is a party.

Section 3.09        True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Borrower, Guarantor or any Affiliate thereof or any of their officers furnished or to be furnished to Lender in connection with the initial or any ongoing due diligence of Borrower, Guarantor or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Loan Documents are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP.

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Section 3.10        Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Borrower or Guarantor of this Agreement, any Notice of Borrowing and the Loan Documents.

Section 3.11        Litigation. There is no action, proceeding or investigation pending with respect to which either Borrower or Guarantor has received service of process or, to the best of Borrower’s or Guarantor’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Loan Advance, Notice of Borrowing or any Loan Document, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Notice of Borrowing or any Loan Document, (C) makes a claim individually or in the aggregate in an amount greater than $10,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Notice of Borrowing or any Loan Document.

Section 3.12        Material Adverse Change. There has been no material adverse change in the business, operations, financial condition, properties or prospects of Borrower, Guarantor or their Affiliates since the date set forth in the most recent financial statements supplied to Lender.

Section 3.13        Ownership. (a)  Borrower has good title to all of the Collateral (other than the Repledge Portfolio Excess Spread for which Borrower has the right to pledge such Repledge Portfolio Excess Spread hereunder), free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created hereby or contemplated herein.

(b)               Each item of Collateral was acquired by Borrower in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person.

(c)                There are no agreements or understandings between Borrower and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Lender under this Agreement.

(d)               The provisions of this Agreement are effective to create in favor of Lender a valid security interest in all right, title and interest of Borrower in, to and under the Collateral.

(e)                Upon the filing of financing statements on Form UCC-1 naming Lender as “Secured Party” and Borrower as “Debtor”, and describing the Collateral, in the recording offices of the Secretary of State of Delaware the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

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Section 3.14        The Servicing Contracts and Participation Agreements. Lender has received copies of each Servicing Contract and Participation Agreement (including, without limitation, all exhibits and schedules referred to therein or delivered pursuant thereto), all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof and all agreements and other material documents relating thereto, and Borrower hereby certifies that the copies delivered to Lender by Borrower are true and complete. None of such documents has been amended, supplemented or otherwise modified (including waivers) since the respective dates thereof, except by amendments, copies of which have been delivered to Lender. On and after the initial Advance Date, each such document to which Borrower is a party has been duly executed and delivered by Borrower and is in full force and effect, and no default or material breach has occurred and is continuing thereunder.

Section 3.15        Taxes. Borrower, Guarantor and their Subsidiaries have timely filed all tax returns that are required to be filed by them and have paid all taxes, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Borrower, Guarantor and their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Borrower or Guarantor, as applicable, adequate.

Section 3.16        Investment Company. Neither Borrower nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; provided, however, that any entity that is under the management of PNMAC Capital Management LLC in its capacity as an “investment adviser” within the meaning of the Investment Advisers Act of 1940 and is otherwise not directly or indirectly owned or controlled by Borrower shall not be deemed a “Subsidiary” for the purposes of this Section 3.16.

Section 3.17        Chief Executive Office; Jurisdiction of Organization. On the date hereof, Borrower’s chief executive office, is, and has been, located at 6101 Condor Drive, Moorpark, CA 93021. On the Effective Date, Borrower’s jurisdiction of organization is the State of Delaware. Borrower shall provide Lender with thirty days advance notice of any change in Borrower’s principal office or place of business or jurisdiction. Borrower has no trade name. During the preceding five years, Borrower has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 3.18        Location of Books and Records. The location where Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

Section 3.19        Adjusted Tangible Net Worth. On the Effective Date, Borrower’s Adjusted Tangible Net Worth is not less than the amount set forth in Section 2.1 of the Pricing Side Letter.

Section 3.20        ERISA. Each Plan to which Borrower, Guarantor or their Subsidiaries make direct contributions, and, to the knowledge of Borrower and Guarantor, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

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Section 3.21        Financing of Assets. Each Loan Advance will be used to finance one or more Assets which Assets will be pledged by Borrower to Lender.

Section 3.22        Agreements. Neither Borrower nor any Subsidiary of Borrower is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 3.05 hereof. Neither Borrower nor any Subsidiary of Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Borrower as a whole. No holder of any indebtedness of Borrower or of any of its Subsidiaries has given notice of any asserted default thereunder.

Section 3.23        Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of Borrower existing on the date hereof is listed on Exhibit D hereto (the “Existing Indebtedness”).

Section 3.24        Agency Approvals; Servicing Facilities. Borrower has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices. With respect to Ginnie Mae Servicing Right and to the extent necessary, Borrower is an FHA Approved Mortgagee and a VA Approved Lender. Borrower is also approved by Fannie Mae and Ginnie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Borrower is in good standing, with no event having occurred or Borrower having any reason whatsoever to believe or suspect will occur, including a change in insurance coverage which would either make Borrower unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA. Should Borrower for any reason cease to possess all such applicable approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, Borrower shall so notify Lender immediately in writing.

Section 3.25        No Reliance. Each of Borrower and Guarantor has made its own independent decisions to enter into the Loan Documents and each Loan Advance and as to whether such Loan Advance is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Borrower nor Guarantor is relying upon any advice from Lender as to any aspect of the Loan Advances, including without limitation, the legal, accounting or tax treatment of such Loan Advances.

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Section 3.26        Plan Assets. Neither Borrower nor Guarantor is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Collateral are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Borrower’s or Guarantor’s hands, and transactions by or with Borrower or Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

Section 3.27        No Prohibited Persons. Neither Borrower nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to the Borrower’s knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

ARTICLE IV

Collateral Security

Section 4.01        Collateral; Security Interest. (a)  All of Borrower’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Collateral”:

(i)            all Assets identified on an Asset Schedule or Schedule 2 herein;

(ii)            all Servicing Rights arising under or related to any Servicing Contract and related Servicing Rights Collateral;

(iii)            all Receivables arising under or related to any Servicing Contract;

(iv)            all rights to reimbursement or payment of Assets and/or amounts due in respect thereof under the related Servicing Contract, Securitization Transaction or Participation Agreement identified on Schedule 2 hereof;

(v)            the Dedicated Accounts and the Ginnie Mae Account;

(vi)            all rights under the Underlying Spread Documents;

(vii)            all rights under each Participation Agreement (other than rights with respect to Mortgage Loans that are not related to Agency Servicing Rights included within any Participation Agreement);

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(viii)            all records, instruments or other documentation evidencing any of the foregoing;

(ix)            all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Borrower’s rights, title and interest in and under the Participation Agreements and the Servicing Contracts); and

(x)            any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

(b)               Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to Lender to secure the Obligations. Borrower agrees to mark its computer records and tapes to evidence the interests granted to Lender hereunder.

(c)                Lender and Borrower hereby agree that in order to further secure Borrower’s Obligations hereunder, Borrower hereby grants to Lender a security interest in (i) as of the date hereof, Borrower’s rights (but not its obligations) under the Repurchase Documents including without limitation any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Rights”) and (ii) all collateral however defined or described under the Repurchase Documents to the extent not otherwise included under the definitions of Collateral or Repurchase Rights (such collateral, “Additional Repurchase Collateral”). Borrower shall deliver an irrevocable instruction to the buyer under the Repurchase Documents that upon receipt of notice of an Event of Default under this Agreement, the buyer thereunder is authorized and instructed to remit to Lender hereunder directly any amounts otherwise payable to Borrower and to deliver to Lender all collateral otherwise deliverable to Borrower. In furtherance of the foregoing, such notice shall also require, upon repayment of the outstanding purchase price under the Repurchase Agreement and termination of all obligations of the buyer thereunder or other termination of the Repurchase Documents following repayment of all obligations thereunder that the Repurchase Document buyer deliver to Lender hereunder any collateral (as such term may be defined under the Repurchase Documents) then in its possession or control.

(d)               The parties acknowledge that each Agency has certain rights under the applicable Acknowledgement Agreement to cause the Borrower to transfer servicing under certain circumstances as more particularly set forth therein. To the extent that an Agency requires a transfer of servicing to Lender’s Affiliate, SPS or another Affiliate, and in order to secure Borrower’s obligations to effect such transfer, Borrower hereby assigns, pledges, conveys and grants a security interest in all of its right, title and interest in, to and under the Servicing Rights to SPS, whether now owned or hereafter acquired, now existing or hereafter created and wherever located. The parties acknowledge that, to the extent that an Agency exercises its rights to cause the Borrower to transfer the Servicing Rights and Portfolio Excess Spread to Lender, SPS or another Affiliate without the requirement of payment therefor, such transfer shall be deemed a transfer in exchange for debt forgiveness by Lender in an amount equal to the lesser of (x) the fair market value of such Servicing Rights and Portfolio Excess Spread and (y) the outstanding balance of the Loans attributable to such Servicing Rights and Portfolio Excess Spread, each as determined by Lender. SPS shall have all the rights and remedies against Borrower and the Collateral as set forth herein and under the UCC.

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(e)                Lender and Borrower hereby acknowledge and agree that the Underlying Spread Counterparty has acquired the Repledge Portfolio Excess Spread subject to the Lien of the Lender created under the Security Agreement and in order to evidence such Lien, Underlying Spread Counterparty shall reaffirm such Lien, and pursuant to the Security Agreement, grant a security interest in and Lien on the Repledge Portfolio Excess Spread and related collateral as more particularly set forth in the Security Agreement.

Section 4.02        Further Documentation. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction with respect to the Liens created hereby. Borrower also hereby authorizes Lender and SPS to file any such financing or continuation statement to the extent permitted by applicable law.

Section 4.03        Limited Pledge of Fannie Mae Servicing. Notwithstanding anything to the contrary herein or any of the other Loan Documents, the pledge of the Borrower’s right, title and interest in mortgage servicing rights under servicing contracts with Fannie Mae shall only secure the Borrower’s debt to the Lender incurred for the purposes of (a) purchasing additional Mortgage Loan servicing rights and retaining current Mortgage Loan servicing rights, (b) purchasing a mortgage banking company (including a management buyout of an existing mortgage banking company) or (c) securing a warehouse line of credit; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Fannie Mae supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contracts, Acknowledgment Agreements, or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

The Security Interest created by this financing statement is subject and subordinate to all rights, powers, and prerogatives of Fannie Mae under and in connection with (i) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and between Fannie Mae, PennyMac Loan Services, LLC (the “Debtor”) and Credit Suisse First Boston Mortgage Capital LLC, (ii) the Mortgage Selling and Servicing Contract and all applicable Pool Purchase Contracts between Fannie Mae and the Debtor, and (iii) the Selling Guide, Servicing Guide, and other Guides, as each of such Guides is amended from time to time ((ii) and (iii) collectively, the “Fannie Mae Contract”), which rights, powers, and prerogatives include, without limitation, the right of Fannie Mae to terminate the Fannie Mae Contract with or without cause and the right to sell, or have transferred, the Servicing Rights as therein provided.

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Section 4.04        Limited Pledge of Ginnie Mae Servicing. To the extent that the pledge of the Borrower’s right, title and interest in mortgage servicing rights under Servicing Contracts with Ginnie Mae shall at any time be included within the security interest created hereby, the Lender acknowledges and agrees that (x) the Borrower is entitled to servicing income with respect to a given mortgage pool only so long as Borrower is an issuer in good standing pursuant to Ginnie Mae rules, regulations, guides and similar announcements; (y) upon the Borrower’s loss of such good-standing issuer status, the Lender’s rights to any servicing income related to a given mortgage pool also terminate; and (z) the pledge of the Borrower’s rights to servicing income conveys no rights (such as a right to become a substitute servicer or issuer) that are not otherwise specifically provided for in the rules, regulations, guides or similar announcements by Ginnie Mae, provided that this sentence shall automatically be deemed amended or modified if and to the extent Ginnie Mae amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contracts, Acknowledgment Agreements, if any, or published announcements and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

The property subject to the security interest reflected in this instrument includes all of the right, title and interest of PennyMac Loan Services, LLC (“Debtor”) in certain mortgages and/or participation interests related to such mortgages (“Pooled Mortgages”) and pooled under the mortgage-backed securities program of the Government National Mortgage Association (“Ginnie Mae”), pursuant to section 306(g) of the National Housing Act, 12 U.S.C. § 1721(g);

To the extent that the security interest reflected in this instrument relates in any way to the Pooled Mortgages, such security interest is subject and subordinate to all rights, powers and prerogatives of Ginnie Mae, whether now existing or hereafter arising, under and in connection with: (i) 12 U.S.C. § 1721(g) and any implementing regulations; (ii) the terms and conditions of that certain Acknowledgment Agreement, with respect to the Security Interest, by and between Ginnie Mae, Debtor and Credit Suisse First Boston Mortgage Capital LLC (iii) applicable Guaranty Agreements and contractual agreements between Ginnie Mae and the Debtor; and (iv) the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3 Rev. 1, and other applicable guides; and

such rights, powers and prerogatives of Ginnie Mae include, but are not limited to, Ginnie Mae’s right, by issuing a letter of extinguishment to Debtor, to effect and complete the extinguishment of all redemption, equitable, legal or other right, title or interest of the Debtor in the Pooled Mortgages, in which event the security interest as it relates in any way to the Pooled Mortgages shall instantly and automatically be extinguished as well.

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Section 4.05        Limited Pledge of Freddie Mac Servicing. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the pledge of Borrower’s right, title and interest in mortgage servicing rights under Servicing Contracts with Freddie Mac shall only secure Borrower’s indebtedness and obligations to Lender incurred for (i) the purposes of securing (a) a warehouse line of credit and used for one of the purposes set forth in clauses (b) through (e), (b) a loan whose proceeds have been or will be used to acquire rights in such Freddie Mac Servicing Contract in accordance with the provisions of the Freddie Mac Sellers’ and Servicers’ Guide, (c) a loan whose proceeds have been or will be used to acquire assets of, or stock issued by, Borrower, (d) a loan whose proceeds have been or will be used to purchase from another mortgage banking company the contract right to service Mortgage Loans, or to purchase assets of, or stock issued by, such company, (e) a loan whose proceeds have been or will be used as working capital, or (ii) any other purpose which Freddie Mac, in its sole and absolute discretion, considers to be consistent with the purposes of its Acknowledgment Agreement to be executed among Borrower, Lender and Freddie Mac; provided, that the foregoing provisions of this paragraph shall be deemed automatically supplemented or amended if and to the extent Freddie Mac supplements or amends the corresponding requirement, whether in its rules, regulations, guides, Servicing Contracts, Acknowledgment Agreements or published announcements or otherwise waives or grants exceptions from such requirement, and in each instance, with the same substantive force and effect; and provided further that the security interest created hereby is subject to the following provision to be included in each financing statement filed in respect hereof (defined terms used below shall have the meaning set forth in the applicable Acknowledgment Agreement):

The security interest referred to in this financing statement is subject and subordinate in each and every respect (a) to all rights, powers and prerogatives of one or more of the following: the Federal Home Loan Mortgage Corporation (“Freddie Mac”), the Federal National Mortgage Association (“Fannie Mae”), the Government National Mortgage Association (“Ginnie Mae”) or such other investors that own mortgage loans, or which guaranty payments on securities based on and backed by pools of mortgage loans, identified on the exhibit(s) or schedule(s) attached to this financing statement (the “Investors”); and (b) to all claims of an Investor arising out of any and all defaults and outstanding obligations of the debtor to the Investor. Such rights, powers and prerogatives of the Investors may include, without limitation, one or more of the following: the right of an Investor to disqualify the debtor from participating in a mortgage selling or servicing program or a securities guaranty program with the Investor; the right to terminate contract rights of the debtor relating to such a mortgage selling or servicing program or securities guaranty program; and the right to transfer and sell all or any portion of such contract rights following the termination of those rights.

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Section 4.06        Acknowledgement Agreements. Notwithstanding any other provision hereof to the contrary, Lender may elect, but shall not be obligated, to treat Agency Servicing Rights and the related Participation Certificates as having zero Collateral Value until the date on which an Acknowledgment Agreement covering such has been executed and delivered by the Borrower, Lender and Fannie Mae, Freddie Mac, Ginnie Mae or such other investor, as applicable.

Section 4.07        Changes in Locations, Name, etc. Borrower shall not (a) change the location of its chief executive office/chief place of business from that specified in Section 3.17 or (b) change its name or identity, unless it shall have given Lender at least 30 days’ prior written notice thereof and shall have delivered to Lender all Uniform Commercial Code financing statements and amendments thereto as Lender shall request and taken all other actions deemed necessary by Lender to continue its perfected status in the Collateral with the same or better priority.

Section 4.08        Lender’s Appointment as Attorney-in-Fact.

(a)  Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion if an Event of Default shall have occurred and be continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower to do the following:

(i)    in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(ii)    to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(iii)    request that Fannie Mae Servicing Rights, Freddie Mac Servicing Rights, Ginnie Mae Servicing Rights and Servicing Rights in respect of Mortgage Loans owned by any other investor be transferred to Lender or to another servicer approved by Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Borrower thereunder) all aspects of each servicing contract that is Collateral consisting of Servicing Rights;

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(iv)    request distribution to Lender of sale proceeds or any applicable contract termination fees arising from the sale or termination of such Servicing Rights and remaining after satisfaction of Borrower’s relevant obligations to Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be), including costs and expenses related to any such sale or transfer of such Servicing Rights and other amounts due for unmet obligations of Borrower to Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be) under applicable Fannie Mae Guides, Freddie Mac Guides, Ginnie Mae Guides or such other investor’s contract;

(v)    deal with investors and any and all subservicers and master servicers in respect of any of the Collateral in the same manner and with the same effect as if done by Borrower;

(vi)    (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Borrower’s expense, at any time, and from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Borrower might do.

(b)               Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and this Agreement is terminated.

(c)                Borrower also authorizes Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section 4.11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(d)               The powers conferred on Lender are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for Lender’s own gross negligence or willful misconduct.

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(e)                In addition to the foregoing, Borrower agrees to execute a power of attorney (the “Power of Attorney”) in favor of Lender in the form of Exhibit B-1 hereto to be delivered on the date hereof and in favor of SPS in the form of Exhibit B-2 hereto to be delivered on the date hereof.

Section 4.09        Performance by Lender of Borrower’s Obligations. If Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable (under the circumstances) out-of-pocket expenses of Lender actually incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Interest Rate shall be payable by Borrower to Lender on demand and shall constitute Obligations. Such interest shall be computed on the basis of the actual number of days in each Interest Period and a 360-day year.

Section 4.10        Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by Borrower consisting of cash, checks and other near-cash items shall be held by Borrower in trust for Lender, segregated from other funds of Borrower, and shall forthwith upon receipt by Borrower be turned over to Lender in the exact form received by Borrower (duly endorsed by Borrower to Lender, if required) and (b) any and all such proceeds received by Lender (whether from Borrower or otherwise) may, in the sole discretion of Lender, be held by Lender as collateral security for, and/or then or at any time thereafter may be applied by Lender against, the Obligations (whether matured or unmatured), such application to be in such order as Lender shall elect. Any balance of such proceeds remaining after the Obligations shall have been paid in full and this Agreement shall have been terminated shall be paid over to Borrower or to whomsoever may be lawfully entitled to receive the same.

Section 4.11        Remedies. If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code (including without limitation, Lender’s rights to a strict foreclosure under Section 9-620 of the Uniform Commercial Code). Without limiting the generality of the foregoing, Lender may seek the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of Borrower or any of Borrower’s property. Without limiting the generality of the foregoing, Lender may terminate the Participation Interest in accordance with the Participation Agreement. Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required under this Agreement or by law referred to below) to or upon Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Borrower, which right or equity is hereby waived or released. Borrower further agrees, at Lender’s request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at Borrower’s premises or elsewhere. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable (under the circumstances) out-of-pocket costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Lender hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-615 of the Uniform Commercial Code, need Lender account for the surplus, if any, to Borrower. To the extent permitted by applicable law, Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated herein) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements in amounts reasonable under the circumstances, of any attorneys employed by Lender to collect such deficiency.

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Section 4.12        Limitation on Duties Regarding Preservation of Collateral. Lender’s duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as Lender deals with similar property for its own account. Neither Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Borrower or otherwise.

Section 4.13        Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

Section 4.14        Release of Security Interest. Upon the latest to occur of (a) the repayment of the Loan, and (b) the occurrence of the Termination Date, Lender shall release its security interest in any remaining Collateral hereunder and shall promptly execute and deliver to Borrower such documents or instruments as Borrower shall reasonably request to evidence such release; provided, that such release shall not be required until such time as the Acknowledgment Agreement is terminated.

Section 4.15        Reinstatement. All security interests created by this Article IV shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any Obligation of Borrower or Guarantor is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or Guarantor or any substantial part of its property, or otherwise, all as if such release had not been made.

Section 4.16        Subordination.

(a)                It is anticipated that in connection with the transactions contemplated by the Loan Documents, that (x) the Underlying Spread Counterparty is pledging the Repledge Portfolio Excess Spread to the Borrower subject to the Lien of the Lender and (y) Borrower hereby reaffirms such Lien. Borrower acknowledges and agrees that its rights with respect to the Collateral under the Master Spread Acquisition Agreement are and shall continue to be at all times junior and subordinate to (i) the rights of Lender under this Agreement and (ii) the rights of the Lender under the Security Agreement. In connection with the foregoing, Borrower agrees to subordinate all of the rights under the Master Spread Acquisition Agreement to the rights of the Lender hereunder and under the other Loan Documents. In furtherance of the foregoing, notwithstanding any rights or remedies available to Borrower under the Master Spread Acquisition Agreement and Underlying Spread Documents, applicable law or otherwise, Borrower shall not, directly or indirectly, exercise any remedies available to it under the Master Spread Acquisition Agreement and Underlying Spread Documents or at law or equity for ninety-one (91) days following the date that all Obligations are paid in full under the Loan Documents. For the avoidance of doubt, in no instance shall the Lender succeed to any liabilities or obligations of Borrower under the Master Spread Acquisition Agreement or the Underlying Spread Documents.

(b)               In furtherance of the foregoing, Borrower agrees to not assert any objection to, and shall be deemed to have otherwise consented to, a disposition of any assets subject to the Master Spread Acquisition Agreement, Underlying Spread Documents or the Loan Documents during an Act of Insolvency of Underlying Spread Counterparty or Borrower, free and clear of any lien, encumbrance, pledge or other claims under Section 363 of the Bankruptcy Code (or any similar bankruptcy law) if Lender has consented to such disposition.

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(c)                If an Act of Insolvency of Underlying Spread Counterparty or Borrower occurs, the Borrower agrees not to contest (or support any other Person contesting) any request by Lender for adequate protection, or any objection by Lender to any motion, relief, action or proceeding based on Lender claiming a lack of adequate protection.

(d)               Until the obligations under the Loan Documents are paid in full, the Borrower shall not oppose any request by Lender for relief from the automatic stay or any other stay in any Act of Insolvency of Underlying Spread Counterparty or Borrower.

(e)                Borrower shall not oppose or seek to challenge any claim by Lender for allowance and payment in any Act of Insolvency of Underlying Spread Counterparty or Borrower, of obligations under the Loan Documents consisting of post-petition interest, fees, costs or other charges to the extent of the value of Lender’s lien, encumbrance, pledge or other claims on the assets that are the subject of this Agreement, the Security Agreement or the Underlying Spread Documents, without regard to the existence of a lien, encumbrance, pledge or other claims of Underlying Spread Counterparty applicable to the obligations of the other parties to the Loan Documents.

(f)                Borrower shall not seek in any Act of Insolvency of the Underlying Spread Counterparty or Borrower, to be treated as part of the same class of creditors as Lender and shall not oppose any pleading or motion by Lender advocating that Lender and Underlying Spread Counterparty and Borrower should be treated as separate classes of creditors. Borrower acknowledges and agrees that its rights with respect to the Collateral are and shall continue to be at all times junior and subordinate to the rights of Lender under this Agreement.

ARTICLE V

CONDITIONS PRECEDENT

Section 5.01        Initial Loan Advance. The obligation of Lender to make its initial Loan Advance hereunder following the date hereof is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan Advance, of the condition precedent that Lender shall have received all of the following items, each of which shall be satisfactory to Lender and its counsel in form and substance:

(a)                Loan Documents. The Loan Documents and a notice to the master servicer and trustee of the Eligible Securitization Transactions and the Servicing Contracts, as applicable, set forth on Schedule 2, in all instances duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(b)               Security Interest. Evidence that all other actions necessary or, in the opinion of Lender, desirable to perfect and protect Lender’s interest in the Collateral have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(c)                Organizational Documents. A certificate of the corporate secretary of each of Borrower and Guarantor in form and substance acceptable to Lender, attaching certified copies of Borrower’s and Guarantor’s charter, bylaws and corporate resolutions approving the Loan Documents and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Loan Documents.

(d)               Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Borrower and Guarantor, dated as of no earlier than the date 10 Business Days prior to the Advance Date with respect to the initial Loan Advance hereunder.

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(e)                Incumbency Certificate. An incumbency certificate of the corporate secretary of each of Borrower and Guarantor, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Loan Documents.

(f)                Servicing Contracts. Fully executed copies of each Servicing Contract certified as true, correct and complete by Borrower.

(g)               Fees. Payment of any fees due to Lender hereunder.

(h)               Insurance. Evidence that Borrower has added Lender as an additional loss payee under the Borrower’s Fidelity Insurance.

Section 5.02        Initial and Subsequent Loan Advances. The making of each Loan Advance to Borrower (including the initial Loan Advance) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan Advance and also after giving effect thereto and to the intended use thereof:

(a)                Due Diligence Review. Without limiting the generality of Section 10.09 hereof, Lender shall have completed, to its satisfaction, its due diligence review of the related Assets and Borrower and Guarantor.

(b)               Borrowing Request and Asset Schedule. In accordance with Section 2.02 hereof, Lender shall have received from Borrower a Notice of Borrowing with an updated Asset Schedule which includes Assets related to a proposed Loan Advance hereunder on such Business Day.

(c)                Borrowing Base. After giving effect to each new Loan Advance (i) the aggregate outstanding principal amount of Loan Advances made in connection with Receivables shall not exceed the Receivables Borrowing Base then in effect (calculated as of the Servicing Cut-off Date) and (ii) the aggregate outstanding principal amount of Loan Advances made in connection with pledged Servicing Rights and the related Participation Certificates shall not exceed the Servicing Rights Borrowing Base then in effect.

(d)               No Default. No Default or Event of Default shall have occurred and be continuing.

(e)                Requirements of Law. Lender shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Lender has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Lender to enter into Loan Advances with an Interest Rate based on CSCOF.

(f)                Representations and Warranties. Both immediately prior to the related Loan Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Borrower in each Loan Document shall be true, correct and complete on and as of such Advance Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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(g)               Servicing Contracts; Assets. Lender shall have:

(i)            received the applicable Servicing Contract relating to any pledged Assets, which Lender shall have determined prior to making the first Loan Advance related to an Asset that relates to such Servicing Contract that such Servicing Contract is in form and substance satisfactory to Lender in its sole discretion;

(ii)            reviewed the applicable pool of Mortgage Loans serviced by Borrower pursuant to such Servicing Contracts, which pool shall be satisfactory to Lender in its sole discretion;

(iii)            if required by Lender, received a fully executed amendment to each Servicing Contract necessary to cause such Servicing Contract to satisfy requirements for an Eligible Securitization Transaction or an Eligible Asset, in form and substance satisfactory to Lender;

(iv)            received copies of all other consents and notices required under the related Servicing Contract and with respect to Agency Servicing Rights, the related Acknowledgement Agreement, each in form and substance satisfactory to Lender;

(v)            with respect to Loan Advances made in respect to Servicer Advances, received a report from Borrower indicating all Protective Advances that have been disbursed and all Delinquency Advances will be disbursed by Borrower into the certificate account under the related Servicing Contract, which report shall include backup setting forth the date, amount and federal reference number for each such disbursement;

(vi)            with respect to Loan Advances made in respect of Servicing Rights, the Borrower shall have delivered to the Lender the Borrower’s related pricing valuation on or prior to the date which is five Business Days prior to the requested Advance Date; Borrower shall promptly deliver to Lender any reports or documents ordered, created, prepared or reviewed in connection with such pricing valuations, whether such reports or documents are created or prepared by Borrower or a third party; provided, however, that it is understood that any such pricing valuation, report or document shall be reviewed by the Lender for the sole purpose of making credit decisions with respect to the related Loan Advance, and the Lender shall not use such information for any purpose other than making credit decisions with respect to the related Loan Advance;

(vii)            received an updated Servicing Appraisal in accordance with Section 6.28; and

(viii)            received a copy of the Participation Agreement, which Lender shall have determined, prior to making the first Loan Advance related to an Asset that relates to such Participation Agreement, is in form and substance satisfactory to Lender in its sole discretion.

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(h)               Repledge Portfolio Excess Spread. If such Loan Advance is with respect to Repledge Portfolio Excess Spread, (i) Lender shall have received and approved the Underlying Spread Documents in its sole discretion and following such approval received duly executed copies thereof by the parties thereto, (ii) the Underlying Spread Counterparty shall have satisfied all conditions precedent to the entry into such Underlying Spread Transaction under the Underlying Spread Loan Agreement and (iii) Lender shall have received all of the following items, each of which shall be satisfactory to Lender and its counsel in form and substance:

(A)             an amendment to the Master Spread Acquisition and MSR Servicing Agreement (i) requiring all cash to be remitted to the Dedicated Account and (ii) in order to evidence the transfer of the Repledge Portfolio Excess Spread from Borrower to Underlying Spread Counterparty thereunder;

(B)              an amendment to the Security and Subordination Agreement permitting all proceeds to be remitted to the Dedicated Account;

(C)              (i) a security interest, general corporate and enforceability opinion or opinions of counsel to Borrower and Guarantor, including an Investment Company Act opinion indicating that it is not necessary to register Borrower under the Investment Company Act of 1940, as amended, and (ii) an opinion of outside counsel to Borrower and Guarantor covering comparable matters with respect to the Underlying Spread Documents; and

(i)                 Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A)             Lender’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(B)              an event or events shall have occurred in the good faith determination of Lender resulting in the effective absence of a “lending market” for financing debt obligations secured by mortgage loans or servicing receivables or securities backed by mortgage loans or servicing receivables or an event or events shall have occurred resulting in Lender not being able to finance Eligible Assets through the “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(C)              there shall have occurred a material adverse change in the financial condition of Lender which affects (or can reasonably be expected to affect) materially and adversely the ability of Lender to fund its obligations under this Agreement.

(j)                 Participation Certificate. With respect to any Asset that constitutes a Participation Certificate, Lender shall have received the original Participation Certificate registered into the name of the Lender.

(k)               Fees. Lender shall have received payment in full of all fees and Expenses (including, without limitation the Commitment Fee) which are payable hereunder to Lender on or before such date.

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ARTICLE VI

COVENANTS

Borrower covenants and agrees that until the payment and satisfaction in full of all Obligations, whether now existing or arising hereafter, shall have occurred:

Section 6.01        Financial Covenants. Borrower shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter.

Section 6.02        Litigation. Borrower and Guarantor, as applicable, will promptly, and in any event within ten (10) days after service of process on any of the following, give to Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Borrower, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually or in the aggregate in an amount greater than $10,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. On the fifth (5th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), Borrower and Guarantor, as applicable, will provide to Lender a litigation docket listing all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Borrower, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority. Borrower and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

Section 6.03        Prohibition of Fundamental Changes. Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Borrower may merge or consolidate with (a) any wholly owned subsidiary of Borrower, or (b) any other Person if Borrower is the surviving entity; and provided further, that if after giving effect thereto, no Default would exist hereunder.

Section 6.04        Portfolio Performance Data. On the first Weekly Report Date of each calendar month, Borrower will furnish to Lender electronically, in a format mutually acceptable to Lender and Borrower, servicing information, including, without limitation, those fields reasonably requested by Lender from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced by Borrower for the month (or any portion thereof) prior to the Weekly Report Date.

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Section 6.05        Weekly Reporting. Borrower shall at all times maintain a current list (which may be stored in electronic form) of all Assets. Borrower shall deliver to Lender on the third Business Day of each week (the “Weekly Report Date”) a cumulative Asset Schedule, each of which, when so delivered, shall replace the current Asset Schedule and which may be delivered in electronic form acceptable to Lender. Each such updated Asset Schedule shall indicate the Outstanding Balance of each Receivable as of the close of the preceding week. In addition, Borrower will deliver to Lender a copy of each and every remittance report (and, at Lender’s reasonable request, any other report) prepared by Borrower or any other party to a Servicing Contract that identifies or indicates any reimbursement to Borrower of any Servicer Advance thereunder. Borrower shall deliver each such report to Lender not more than five (5) Business Days after Borrower has either prepared or received such report pursuant to the Servicing Contract. As of each Weekly Report Date, Borrower hereby certifies, represents and warrants to Lender that (A) each such updated Asset Schedule is true, complete and correct in all material respects and (B) except as set forth in the Weekly Report, as of such Weekly Report Date, all of the Servicing Contracts are in full force and effect and Borrower has not been terminated as the servicer or subservicer under any Servicing Contract.

Section 6.06        Insurance. Borrower or Guarantor shall continue to maintain, for Borrower, and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $1,400,000. Borrower or Guarantor shall maintain, for Borrower, and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Assets. Borrower or Guarantor shall notify Lender of any material change in the terms of any such Fidelity Insurance.

Section 6.07        No Adverse Claims. Borrower warrants and will defend the right, title and interest of Lender in and to all Collateral against all adverse claims and demands.

Section 6.08        Assignment. Except as permitted herein, Borrower shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Loan Documents), any of the Collateral or any interest therein, provided that this Section 6.08 shall not prevent any transfer of Collateral in accordance with the Loan Documents.

Section 6.09        Security Interest. Borrower shall do all things necessary to preserve the Collateral so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Borrower will comply with all rules, regulations and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws. Borrower will not allow any default for which Borrower is responsible to occur under any Collateral or any Loan Document and Borrower shall fully perform or cause to be performed when due all of its obligations under any Collateral and any Loan Document.

Section 6.10        Records. (a)  Borrower shall collect and maintain or cause to be collected and maintained all Records relating to the Collateral in accordance with industry custom and practice for assets similar to the Collateral, including those maintained pursuant to Section 6.11, and all such Records shall be in Borrower’s possession unless Lender otherwise approves. Borrower will not allow any such papers, records or files that are an original or an only copy to leave Borrower’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Borrower will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Borrower will maintain all such Records in good and complete condition in accordance with industry practices for assets similar to the Collateral and preserve them against loss.

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(b)               For so long as Lender has an interest in or lien on any Collateral, Borrower will hold or cause to be held all related Records in trust for Lender. Borrower shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Lender granted hereby.

(c)                Upon reasonable advance notice from Lender, Borrower shall (x) make any and all such Records available to Lender to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Lender or its authorized agents to discuss the affairs, finances and accounts of Borrower with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Borrower with its independent certified public accountants.

Section 6.11        Books. Borrower shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the pledge of Collateral to Lender.

Section 6.12        Approvals. Borrower shall maintain all licenses, permits or other approvals necessary for Borrower to conduct its business and to perform its obligations under the Loan Documents, and Borrower shall conduct its business strictly in accordance with applicable law. Borrower shall maintain its status with Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and in each case, Borrower is in good standing (“Agency Approvals”). Borrower shall service all Assets in accordance with the applicable Agency guide in all material respects. Should Borrower, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA as described in Section 3.24 hereof be required, Borrower shall so notify Lender immediately in writing. Notwithstanding the preceding sentence, Borrower shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Loan.

Section 6.13        Material Change in Business. Neither Borrower nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof.

Section 6.14        Collections on Assets and the Dedicated Accounts. Prior to the Borrower making any withdrawal from the custodial account or any other clearing account maintained under the related Servicing Contract, the Borrower shall instruct the related depository institution to remit all collections, payments and proceeds in respect of any Receivable pledged hereunder to be deposited into the Receivables Dedicated Account and on account of Servicing Rights, including the Portfolio Excess Spread, to the applicable Servicing Rights Dedicated Account; provided that any amounts received on account of Ginnie Mae Advances in the Ginnie Mae Account shall be remitted to the Dedicated Account in accordance with the Securities Account Control Agreement. Borrower shall not withdraw or direct the withdrawal or remittance of any amounts on account of any Receivables or Servicing Rights income related to any Servicing Contract from any custodial account into which such amounts have been deposited other than to remit to each of the applicable Dedicated Accounts or, solely with respect to Ginnie Mae Advances on deposit in the Ginnie Mae Account, as provided in the Securities Account Control Agreement.

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Section 6.15        Distributions. If an Event of Default has occurred and is continuing, neither Borrower nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Borrower or Guarantor.

Section 6.16        Applicable Law. Borrower and Guarantor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

Section 6.17        Existence. Each of Borrower and Guarantor shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

Section 6.18        Chief Executive Office; Jurisdiction of Organization. Borrower shall not move its chief executive office from the address referred to in Section 3.17 or change its jurisdiction of organization from the jurisdiction referred to in Section 3.17 unless it shall have provided Lender 30 days’ prior written notice of such change.

Section 6.19        Taxes. Borrower and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

Section 6.20        Transactions with Affiliates. Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) does not result in a Default hereunder, (b) is in the ordinary course of Borrower’s business and (c) is upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 6.20 to any Affiliate.

Section 6.21        Guarantees. Borrower shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Borrower’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Borrower do not exceed $250,000.

Section 6.22        Indebtedness. Borrower shall not incur any additional material Indebtedness (other than (i) the Existing Indebtedness specified on Exhibit D hereto; (ii) Indebtedness incurred with Lender or its Affiliates; (iii) Indebtedness incurred in connection with new or existing secured lending facilities and (iv) usual and customary accounts payable for a mortgage company), without the prior written consent of Lender.

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Section 6.23        Termination of Servicing Notice. Borrower shall give notice to Lender promptly upon (a) receipt or notice or knowledge of any default, notice of termination of servicing for cause under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute “Collateral” hereunder or (b) receipt or notice or knowledge of any resignation of servicing, termination of servicing or notice of resignation of or termination of servicing, under any Servicing Contract or other servicing agreement regardless of whether such agreement or the rights thereunder constitute “Collateral” hereunder.

Section 6.24        True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Borrower, Guarantor any Affiliate thereof or any of their officers furnished to Lender hereunder and during Lender’s diligence of Borrower and Guarantor are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Borrower and Guarantor to Lender pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

Section 6.25        Servicing. Borrower shall maintain adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices and the Servicing Contracts.

Section 6.26        Receivables Not To Be Evidenced by Promissory Notes. Borrower shall not take any action, or permit any other Person to take any action, to cause any of the Receivables or Servicing Rights to be evidenced by any “instrument” (as such term is defined in the Uniform Commercial Code), except in connection with the enforcement or collection of the Receivables; provided that each Participation Certificate pledged hereunder shall be a security (as such term is defined in the Uniform Commercial Code).

Section 6.27        No Pledge. Except as contemplated herein, neither Borrower nor Guarantor shall (a) pledge, transfer or convey any security interest in the Dedicated Account or the Ginnie Mae Account to any Person without the express written consent of Lender or (b) pledge, grant a security interest or assign any existing or future rights to service any of the Collateral or to be compensated for servicing any of the Collateral, or pledge or grant to any other Person any security interest in any Assets or Servicing Contracts.

Section 6.28        Servicing Appraisals. Borrower shall provide a new Servicing Appraisal to the Lender once each calendar quarter; provided, that Lender shall have the right in its sole good faith discretion to require independent appraisals or evaluations more frequently than every calendar quarter; and provided further that the Servicing Appraisal for each calendar quarter must be provided to Lender no later than forty-five (45) days following the end of such quarter.

Section 6.29        Plan Assets. Borrower shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Borrower shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Loan Advance hereunder. Loan Advances by or with Borrower or Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

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Section 6.30        Sharing of Information. Borrower shall allow Lender to exchange information related to Borrower and the Loan Advances hereunder with third party lenders and Borrower shall permit each third party lender to share such information with Lender.

Section 6.31        Modification of the Servicing Contracts and Participation Agreements. Borrower shall not consent with respect to any Servicing Contracts or Participation Agreements related to any Asset that constitutes Collateral, to (i) the modification, amendment or termination of such Servicing Contracts or Participation Agreements, (ii) the waiver of any provision of such Servicing Contracts or Participation Agreements or (iii) the resignation of Borrower as servicer under the Servicing Contracts, or the assignment, transfer, or material delegation of any of its rights or obligations, under such Servicing Contracts or Participation Agreements, without the prior written consent of Lender exercised in Lender’s sole discretion.

Section 6.32        No Amendments/Waivers of Underlying Spread Documents. Without the prior written consent of Lender, Borrower shall not, and shall not agree, consent to or suffer to exist any material amendment, modification, supplement, waiver or forbearance with respect to any of the Underlying Spread Documents or any of Borrower’s rights thereunder.

Section 6.33        Reserved.

Section 6.34        Quality Control. Borrower shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Servicing Rights and Receivables. Such program shall be capable of evaluating and monitoring the overall quality of Borrower’s servicing activities. Such program shall (i) guard against dishonest, fraudulent, or negligent acts; and (ii) guard against errors and omissions by officers, employees, or other authorized persons.

Section 6.35        Reporting Requirements. (a)  Borrower or Guarantor shall furnish to Lender (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Borrower or Guarantor hereunder which is given to Borrower’s lenders, (ii) immediately, notice of the occurrence of (1) any Event of Default hereunder; (2) any default or material breach under any Servicing Contract; (3) any default or material breach by Borrower, or Guarantor of any obligation under any Loan Document or any material contract or agreement of Borrower or Guarantor or (4) the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default and (iii) the following:

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(1)               as soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the unaudited balance sheet of Borrower, each as at the end of such period and the related unaudited consolidated statements of income for Guarantor and its consolidated Subsidiaries and Borrower for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor or Borrower, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Borrower, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2)               as soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, the unaudited consolidated cash flow statements of Guarantor and its consolidated Subsidiaries and the unaudited cash flow statements of Borrower, each as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor or Borrower, as applicable, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its consolidated Subsidiaries or Borrower, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(3)               as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor and Borrower, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries and the balance sheet of Borrower, each as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries and Borrower for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Lender in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Guarantor and its respective consolidated Subsidiaries or Borrower, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP;

(4)               such other prepared statements that Lender may reasonably request;

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(5)               if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Guarantor, Borrower or any Affiliate, within 5 Business Days of their filing with the SEC; provided, that, Guarantor, Borrower or any Affiliate will provide Lender with a copy of the annual 10-K filed with the SEC by Guarantor, Borrower or their Affiliates, no later than 90 days after the end of the year;

(6)               as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Agency, FHA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Borrower’s operations;

(7)               from time to time such other information regarding the financial condition, operations, or business of Borrower or Guarantor as Lender may reasonably request;

(8)               as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of Borrower or Guarantor has knowledge of the occurrence of any ERISA Event of Termination, stating the particulars of such ERISA Event of Termination in reasonable detail;

(9)               As soon as reasonably possible, notice of any of the following events:

a.                   change in the insurance coverage required of Borrower or Guarantor, with a copy of evidence of same attached;

b.                  any material dispute, litigation, investigation, proceeding or suspension between Borrower on the one hand, and any Governmental Authority or any Person;

c.                   any material change in accounting policies or financial reporting practices of Borrower;

d.                  any material issues raised upon examination of Borrower or Borrower’s facilities by any Governmental Authority;

e.                   any material change in the Indebtedness of Borrower, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

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f.                   promptly upon receipt of notice or knowledge of any lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral;

g.                  the transfer, expiration without renewal, termination or other loss of all or any part of any Servicing Contract, or the right of Borrower to service Mortgage Loans thereunder (or the termination or replacement of Borrower thereunder), the reason for such transfer, loss, termination or replacement, if known to Borrower, and the effects that such transfer, loss, termination or replacement will have (or will likely have) on the prospects for full and timely collection of all amounts owing to Borrower under or in respect of that Servicing Contract or the income relating to the Portfolio Excess Spread under that Servicing Contract;

h.                  any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Borrower; and

i.                    the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect.

(b)               Officer’s Certificates. Borrower will furnish to Lender, at the time Borrower furnishes each set of financial statements pursuant to Section 6.35(a)(iii)(1), (2) or (3) above, a certificate of a Responsible Officer of Borrower in the form of Exhibit A to the Pricing Side Letter.

(c)                Quality Control Reports. Periodic internal quality control reports and internal audit reports as they are distributed to the board of directors of Borrower or Guarantor.

(d)               Other. Borrower shall deliver to Lender any other reports or information reasonably requested by Lender or as otherwise required pursuant to this Agreement.

Section 6.36        Most Favored Status. Borrower, Guarantor and Lender each agree that should Borrower, Guarantor or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than Lender or an Affiliate of Lender which by its terms provides any of the following (each, a “More Favorable Agreement”):

(a)                more favorable terms with respect to any guaranties or financial covenants, including without limitation covenants covering the same or similar subject matter set forth or referred to in Section 6.15 hereof and Section 2 of the Pricing Side Letter;

(b)               a security interest to any Person other than Lender or an Affiliate of Lender in substantially all assets of Borrower, Guarantor or any Affiliate thereof; or

(c)                a requirement that Borrower has added or will add any Person other than Lender or an Affiliate of Lender as a loss payee under Borrower’s Fidelity Insurance;

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then the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement, such that such terms operate in favor of Lender or an Affiliate of Lender; provided, that in the event that such More Favorable Agreement is terminated, upon notice by Borrower to Lender of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. Borrower, Guarantor and Lender further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto. Promptly upon Borrower, Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than Lender, Borrower or Guarantor, as applicable, shall deliver to Lender a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation.

Section 6.37        Liens on Substantially All Assets. Borrower shall not grant a security interest to any Person other than Lender or an Affiliate of Lender in substantially all assets of Borrower unless Borrower has entered into an amendment to this Agreement that grants to Lender a pari passu security interest on such assets.

Section 6.38        No Modification of the Participation Agreements. Borrower shall not consent, with respect to the Participation Agreements related to any Collateral, to (i) the modification, amendment or termination of such Participation Agreements, (ii) the waiver of any provision of such Participation Agreements or (iii) the assignment, transfer, or material delegation of any of its rights or obligations, under Participation Agreements, without the prior written consent of Lender exercised in Lender’s sole discretion. Notwithstanding anything to the contrary set forth in the Participation Agreements, the Lender is hereby appointed and is an intended third party beneficiary thereof, with full enforcement rights as if a party thereto.

Section 6.39        No Subservicing. Borrower shall not permit any of the Collateral to be subject to any subservicing agreement or subservicing arrangement without the prior written consent of the Lender.

ARTICLE VII

DEFAULTS/RIGHTS AND REMEDIES OF LENDER UPON DEFAULT

Section 7.01        Events of Default. Each of the following events or circumstances shall constitute an “Event of Default”:

(a)                Payment Failure. Failure of Borrower to (i) make any payment of interest or principal or any other sum which has become due, on a Facility Payment Date, Interest Payment Date or the Termination Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document, in each case evidencing or securing Indebtedness of Borrower to Lender or to any Affiliate of Lender, or (ii) cure any Borrowing Base Deficiency when due pursuant to Section 2.05 hereof.

(b)               Cross Default. (i) Borrower, Guarantor or Affiliates thereof shall be in default under (i) any Repurchase Document; (ii) any Indebtedness, in the aggregate, in excess of $1 million of Borrower, Guarantor or any Affiliate thereof which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of $1 million to which Borrower, Guarantor or any Affiliate thereof is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

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(c)                Assignment. Assignment or attempted assignment by Borrower or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Lender, or the granting by Borrower of any security interest, lien or other encumbrances on any Collateral to any person other than Lender.

(d)               Insolvency. An Act of Insolvency shall have occurred with respect to Borrower, Guarantor or any Affiliate thereof.

(e)                Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Borrower, Guarantor or any of their Affiliates shall occur, in each case as determined by Lender in its sole good faith discretion, or any other condition shall exist which, in Lender’s sole good faith discretion, constitutes a material impairment of Borrower’s or Guarantor’s ability to perform its obligations under this Agreement or any other Loan Document.

(f)                Immediate Breach of Representation or Covenant or Obligation. A breach by Borrower of any of the representations, warranties or covenants or obligations set forth in Sections 3.01, 3.07, 3.12, 3.19, 3.23, 6.01, 6.03, 6.17, 6.21, 6.22, 6.27, 6.29 or 6.32 of this Agreement.

(g)               Additional Breach of Representation or Covenant. A material breach by Borrower or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 7.01(f) above), if such breach is not cured within five (5) Business Days or, in the case of a breach of Section 6.05, three (3) Business Days.

(h)               Guarantor Breach. A breach by Guarantor of any material representation, warranty or covenant set forth in the Guaranty or any other Loan Document, any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by Guarantor, or if the Guaranty is not enforceable against Guarantor.

(i)                 Change in Control. The occurrence of a Change in Control.

(j)                 Failure to Pledge. Borrower fails to pledge a material portion of the Collateral to Lender on the applicable Advance Date (provided Lender has tendered the related Loan Advance).

(k)               Judgment. A final judgment or judgments for the payment of money in excess of $10,000,000 shall be rendered against Borrower, Guarantor or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

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(l)                 Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Borrower, Guarantor or any Affiliate thereof, or shall have taken any action to displace the management of Borrower, Guarantor or any Affiliate thereof or to curtail its authority in the conduct of the business of Borrower, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Borrower, Guarantor or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this subparagraph (l) shall not have been discontinued or stayed within 30 days.

(m)             Inability to Perform. A Responsible Officer of Borrower or Guarantor shall admit its inability to, or its intention not to, perform any of Borrower’s Obligations or Guarantor’s obligations hereunder or the Guaranty.

(n)               Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Collateral purported to be covered hereby.

(o)               Financial Statements. Borrower’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Borrower or Guarantor as a “going concern” or a reference of similar import.

(p)               Validity of Agreement. For any reason, this Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or Borrower or any Affiliate of Borrower shall seek to disaffirm, terminate, limit or reduce its obligations hereunder or Guarantor’s obligations under the Guaranty;

(q)               Servicing Contracts. (i) with respect to any Asset, a notice of termination of servicing for cause has been delivered, or a notice of termination of servicing for any other reason has been delivered, which has not been rescinded within five Business Days following delivery of such notice under any Servicing Contract (following the expiration of any applicable grace or cure period in the applicable Servicing Contract) unless all Loan Advances secured by such Assets are repaid (A) with respect to a notice of termination of servicing for cause, within five Business Days following delivery of such notice of termination as described herein or (B) with respect to any other notice of termination, on or before the date of such termination of servicing; (ii) any actual termination or resignation of servicing under any Servicing Contract shall have occurred unless all Loan Advances secured by such Assets are repaid on or before the date of such termination; or (iii) a material default by Borrower has occurred under the Participation Agreement;

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(r)                 Dedicated Accounts. Borrower or any other Person shall have withdrawn any amounts on deposit in the Dedicated Accounts without the consent of Lender other than funds that do not constitute collections or recoveries of Receivables and funds deposited or withdrawn in error;

(s)                Rating Agency Triggers. On and after the Borrower receives a residential servicer rating or residential special loan servicer rating, such rating shall have fallen by at least two ratings (taking into account pluses and minuses) with at least one Rating Agency.

(t)                 Trigger Event. A Trigger Event shall have occurred and Borrower shall have failed to either repay the entire outstanding principal amount of the Loan Advance on account of all Repledge Portfolio Excess Spread that constitutes Collateral within three (3) Business Days thereof.

(u)               Underlying Spread Documents. (i) Any material provision of any Underlying Spread Document shall at any time for any reason cease to be valid and binding or in full force and effect; or (ii) Underlying Spread Counterparty shall deny that it has any or further liability or obligation under any material provision of any Underlying Spread Document; or (iii) Borrower or Underlying Spread Counterparty shall fail to perform or observe any material covenant, term, obligation or agreement contained in any Underlying Spread Document or defaults in the performance or observance of any of its material obligations under any Underlying Spread Document and such default shall continue after the earlier of (x) the expiration of the grace period applicable thereto under such Underlying Spread Document and (y) two (2) Business Days; or (iv) the validity or enforceability of any material provision of any Underlying Spread Document shall be contested by any party thereto; or (v) any representation or warranty set forth on Schedule 1-C shall be untrue in any material respect; unless in each case of clauses (i) through (v), the related Repledge Portfolio Excess Spread subject to the Underlying Spread Document is repurchased by Underlying Spread Counterparty within two (2) Business Days following notice or knowledge thereof.

Section 7.02        No Waiver. An Event of Default shall be deemed to be continuing unless expressly waived by Lender in writing.

Section 7.03        Due and Payable. Upon the occurrence of any Event of Default which has not been waived in writing by Lender, Lender may, by notice to Borrower, declare all Obligations to be immediately due and payable, and any obligation of Lender to make any Loan Advance to Borrower shall thereupon immediately terminate. Upon such declaration, the Obligations shall become immediately due and payable, both as to principal and interest, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or other evidence of such Obligations to the contrary notwithstanding, except with respect to any Event of Default set forth in Section 7.01(d), in which case all Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand, and any obligation of Lender to make any Loan Advance to Borrower shall immediately terminate. Lender may enforce payment of the same and exercise any or all of the rights, powers and remedies possessed by Lender, whether under this Agreement or any other Loan Document or afforded by applicable law.

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Section 7.04        Fees. The remedies provided for herein are cumulative and are not exclusive of any other remedies provided by law. Borrower agrees to pay to Lender reasonable attorneys’ fees and reasonable legal expenses incurred in enforcing Lender’s rights, powers and remedies under this Agreement and each other Loan Document.

Section 7.05        Default Rate. Without regard to whether Lender has exercised any other rights or remedies hereunder, if an Event of Default shall have occurred and be continuing, the applicable Margin in respect of the Interest Rate under the Note shall be increased, to the extent permitted by law, as set forth in clauses (iii)(A) and (iii)(B), as applicable, of the definition of “Margin”.

ARTICLE VIII

ENTIRE AGREEMENT; AMENDMENTS
AND WAIVERS; SEPARATE ACTIONS BY LENDER

Section 8.01        Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) constitutes the entire agreement of the parties hereto and supersedes any and all prior or contemporaneous agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Note or any of the Loan Documents, nor consent to the departure by Borrower therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which it is given.

Section 8.02        Waivers, Separate Actions by Lender. Any amendment or waiver effected in accordance with this Article VIII shall be binding upon Lender and Borrower; and Lender’s failure to insist upon the strict performance of any term, condition or other provision of this Agreement, the Note or any of the Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Lender of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement, the Note or any of the Loan Documents, and each and every term, condition and other provision of this Agreement, the Note and the Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default hereunder and under any Note or under any of the Loan Documents shall be deemed to be continuing unless and until waived in writing by Lender, as provided in Section 7.02.

ARTICLE IX

SUCCESSORS AND ASSIGNS

Section 9.01        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and all subsequent holders of the Note, any portion thereof, or any interest therein. Borrower shall not have the right to assign all or any part of this Agreement or any interest herein without the prior written consent of Lender.

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Section 9.02        Participations and Transfers. (a)  Lender may in accordance with applicable law at any time sell to one or more banks or other entities (“Participants”) participating interests in all or a portion of Lender’s rights and obligations under this Agreement, the Note and the other Loan Documents; provided, that (i) Borrower has consented to such sale; provided, however, Borrower’s consent shall not be required in the event that (A) such Participant is an Affiliate of Lender or (B) an Event of Default has occurred and (ii) each such sale shall represent an interest in the Note in an aggregate principal amount of $1,000,000 or more. In the event of any such sale by Lender of participating interests to a Participant, Lender shall remain the holder of the Note for all purposes under this Agreement and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement.

(b)               Lender may in accordance with applicable law at any time assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person (each, a “Transferee”) all or a portion of Lender’s rights and obligations under this Agreement, the Note and the other Loan Documents; provided, that (i) Borrower has consented to such assignment, pledge, hypothecation, or other transfer; provided, however, Borrower’s consent shall not be required in the event that (A) such Transferee is an Affiliate of Lender or (B) an Event of Default has occurred; (ii) absent an Event of Default, Lender shall give at least ten days’ prior notice thereof to Borrower; and (iii) that each such sale shall represent an interest in the Note in an aggregate principal amount of $1,000,000 or more. In the event of any such assignment, pledge, hypothecation or transfer by Lender of Lender’s rights under this Agreement, the Note and the other Loan Documents, Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement. Lender (acting as agent for Borrower) shall maintain at its address referred to in Section 10.05 a register (the “Register”) for the recordation of the names and addresses of Transferees, and the principal amount of the interest in the Note held by each thereof. The entries in the Register shall be prima facie conclusive and binding, and Borrower may treat each Person whose name is recorded in the Register as the owner of the principal amount of the Note recorded therein for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register.

(c)                Upon written request of Lender and surrender of the Note, Borrower hereby agrees to exchange the Note for one or more new Notes, each in the denomination and in the name of such Person or Persons requested by Lender (provided, that each new Note shall represent an interest in the Note in an aggregate initial principal amount of $1,000,000 or more).

(d)               All actions taken by Lender pursuant to this Section 9.02 shall be at the expense of Lender. Lender may distribute to any prospective assignee any document or other information delivered to Lender by Borrower.

Section 9.03        Lender and Participant Register. (a)  Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 9.03, from and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of Lender under this Agreement. Any assignment or transfer by Lender of rights or obligations under this Agreement that does not comply with this Section 9.03 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.02.

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(b)               Borrower or an agent of Borrower shall maintain a register (the “Register”) on which it will record the Loans made hereunder, and each assignment and acceptance and participation. The Register shall include the names and addresses of Lenders (including all assignees, successors and Participants), and the principal amount of the Loans owing to such Lender. Failure to make any such recordation, or any error in such recordation shall not affect Borrower’s obligations in respect of such Loans. If Lender sells a participation in any Loan, it shall provide Borrower, or maintain as agent of Borrower, the information described in this paragraph and permit Borrower to review such information as reasonably needed for Borrower to comply with its obligations under this Agreement or under any applicable law or governmental regulation or procedure.

ARTICLE X

MISCELLANEOUS

Section 10.01    Survival. This Agreement and the other Loan Documents and all covenants, agreements, representations and warranties herein and therein and in the certificates delivered pursuant hereto and thereto, shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note and shall continue in full force and effect so long as the Note and any other Obligations are outstanding and unpaid.

Section 10.02    Indemnification. Borrower shall, and hereby agrees to, indemnify, defend and hold harmless Lender, any Affiliate of Lender and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) as a consequence of, or arising out of or by reason of any litigation, investigations, claims or proceedings which arise out of or are in any way related to, (i) this Agreement or any other Loan Document or any Servicing Contract, or the transactions contemplated hereby or thereby, (ii) Borrower’s servicing practices or procedures; (iii) any actual or proposed use by Borrower of the proceeds of the Loan, and (iv) any Default, Event of Default or any other breach by Borrower of any of the provisions of this Agreement or any other Loan Document, including, without limitation, amounts paid in settlement, court costs and reasonable fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing. If and to the extent that any Obligations are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such Obligations which is permissible under applicable law. Borrower’s obligations set forth in this Section 10.02 shall survive any termination of this Agreement and each other Loan Document and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of its obligations set forth in this Agreement or otherwise. In addition, Borrower shall, upon demand, pay to Lender all costs and Expenses (including the reasonable fees and disbursements of counsel) paid or incurred by Lender in (i) enforcing or defending its rights under or in respect of this Agreement or any other Loan Document, (ii) collecting the Loan, (iii) foreclosing or otherwise collecting upon any Collateral and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing. For the avoidance of doubt, the foregoing indemnity includes, without limitation, any claims arising from or relating to the Portfolio Excess Spread or the Master Spread Acquisition Agreement.

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Section 10.03    Nonliability of Lender. The parties hereto agree that, notwithstanding any affiliation that may exist between Borrower and Lender, the relationship between Borrower and Lender shall be solely that of a borrower and a lender. Lender shall not have any fiduciary responsibilities to Borrower. Borrower (i) agrees that Lender shall not have any liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this agreement, the other loan documents or any other agreement entered into in connection herewith or any act, omission or event occurring in connection therewith, unless it is determined by a judgment of a court that is binding on Lender (which judgment shall be final and not subject to review on appeal), that such losses were the result of acts or omissions on the part of Lender constituting gross negligence or willful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Lender (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or willful misconduct. Whether or not such damages are related to a claim that is subject to such waiver and whether or not such waiver is effective, Lender shall not have any liability with respect to, and Borrower hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Borrower in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, the other loan documents or any other agreement entered into in connection herewith or therewith or any act, omission or event occurring in connection herewith or therewith, unless it is determined by a judgment of a court that is binding on Lender (which judgment shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Lender, as applicable, constituting willful misconduct or gross negligence.

Section 10.04    Governing Law; Jurisdiction, Waiver of Jury Trial: Waiver of Damages. (a)  This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Borrower acknowledges that the obligations of Lender hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Lender. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(b)               EACH OF BORROWER AND GUARANTOR HEREBY WAIVES TRIAL BY JURY. EACH OF BORROWER AND GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS IN ANY ACTION OR PROCEEDING. EACH OF BORROWER AND GUARANTOR HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS.

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(c)                Borrower further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at the address set forth in Section 10.05 hereof.

(d)               Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

(e)                Borrower waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to enforce any judgment or other court order entered in favor of Lender, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any of the other Loan Documents.

Section 10.05    Notices. Any and all notices (with the exception of Notice of Borrowings, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Borrower or Guarantor:

PennyMac Loan Services, LLC 6101 Condor Drive Moorpark, CA 93021 Attention: Pamela Marsh/Kevin Chamberlain Phone Number: (805) 330-6059/ (818) 746-2877 E-mail: pamela.marsh@pnmac.com;
kevin.chamberlain@pnmac.com

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with a copy to:

PennyMac Loan Services, LLC 6101 Condor Drive Moorpark, CA 93021 Attention: Jeff Grogin Phone Number: (818) 224-7050 E-mail: jeff.grogin@pnmac.com

If to Lender:

For Notice of Borrowing:

CSFBMC LLC
c/o Credit Suisse Securities (USA) LLC
One Madison Avenue, 2nd floor
New York, New York 10010
Attention: Christopher Bergs, Resi Mortgage Warehouse Ops
Phone: 212-538-5087
E-mail: christopher.bergs@credit-suisse.com

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, NY 10010
Attention: Margaret Dellafera
Phone Number: 212-325-6471
Fax Number: 212-743-4810

E-mail: margaret.dellafera@credit-suisse.com

For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
Attention: Margaret Dellafera
Phone Number: 212-325-6471
Fax Number: 212-743-4810
E-mail: margaret.dellafera@credit-suisse.com

Section 10.06    Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. In case any provision in or obligation under this Agreement, the Note or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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Section 10.07    Section Headings. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.08    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Section 10.09    Periodic Due Diligence Review. Borrower and Guarantor acknowledge that Lender has the right to perform continuing due diligence reviews with respect to Borrower and Guarantor and the Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Borrower and Guarantor agree that upon reasonable (but no less than five (5) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Borrower or Guarantor, Lender or its authorized representatives will be permitted during normal business hours, and in a manner that does not unreasonably interfere with the ordinary conduct of Borrower’s or Guarantor’s business, to examine, inspect, and make copies and extracts of, any and all documents, records, agreements, instruments or information relating to such Assets in the possession or under the control of Borrower or Guarantor. Borrower and Guarantor also shall make available to Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Assets. Without limiting the generality of the foregoing, Borrower and Guarantor acknowledge that Lender may make a Loan Advance related to any Assets from Borrower based solely upon the information provided by Borrower to Lender in the Asset Schedule and the representations, warranties and covenants contained herein, and that Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Assets related to a Loan Advance. Borrower and Guarantor agree to cooperate with Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Assets in the possession, or under the control, of Borrower or Guarantor.

Section 10.10    Hypothecation or Pledge of Collateral. Lender shall have free and unrestricted use of all Collateral and nothing in this Agreement shall preclude Lender from engaging in repurchase transactions with all or a portion of the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating all or a portion of the Collateral.

Section 10.11    Non-Confidentiality of Tax Treatment.(a) This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Lender and Agent or Borrower and Guarantor, as applicable and shall be held by each party hereto, as applicable in strict confidence and shall not be disclosed to any third party without the written consent of Lender, Borrower or Guarantor, as applicable, except for (i) disclosure to Lender’s, Borrower’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Documents, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Loan, any fact relevant to understanding the federal, state and local tax treatment of the Loan, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Borrower may not disclose the name of or identifying information with respect to Lender or any pricing terms (including, without limitation, the Interest Rate, Advance Rate, Commitment Fee) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Loan and is not relevant to understanding the federal, state and local tax treatment of the Loan, without the prior written consent of Lender.

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(b)               Notwithstanding anything in this Agreement to the contrary, Borrower shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Collateral and/or any applicable terms of this Agreement (the “Confidential Information”). Borrower understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Borrower agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Borrower shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Lender or any Affiliate of Lender which Borrower holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Borrower represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Borrower will provide evidence reasonably satisfactory to allow Lender to confirm that the providing party has satisfied its obligations as required under this section. Without limitation, this may include Lender’s review of audits, summaries of test results, and other equivalent evaluations of Borrower. Borrower shall notify Lender immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Lender or any Affiliate of Lender provided directly to Borrower by Lender or such Affiliate. Borrower shall provide such notice to Lender by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

Section 10.12    Set-off. In addition to any rights and remedies of Lender hereunder and by law, Lender shall have the right, without prior notice to Borrower or Guarantor, any such notice being expressly waived by Borrower and Guarantor to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Borrower, Guarantor or any Affiliate thereof to Lender or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return funds to Borrower), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Lender or any Affiliate thereof to or for the credit or the account of Borrower, Guarantor or any Affiliate thereof. Lender agrees promptly to notify Borrower or Guarantor after any such set off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

Section 10.13    Amendment and Restatement. The terms and provisions of the Existing Loan and Security Agreement shall be amended and restated in their entirety by the terms and provisions of this Agreement.

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IN WITNESS WHEREOF, Borrower, Guarantor and Lender have caused this Third Amended and Restated Loan and Security Agreement to be executed and delivered by their duly authorized officers or trustees as of the date first above written.

CREDIT SUISSE FIRST BOSTON

     MORTGAGE CAPITAL LLC, as Lender

By: /s/ Elie Chau
Name: Elie Chau
Title: Vice President

PENNYMAC LOAN SERVICES, LLC,

     as Borrower

By: /s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE

     COMPANY, LLC, as Guarantor

By: /s/ Pamela Marsh
Name: Pamela Marsh
Title: Executive Vice President, Treasurer

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SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES REGARDING THE ASSETS

The Borrower makes the following representations and warranties to the Lender, with respect to Servicing Contracts subject to a Loan Advance, as of the date of this Agreement, the date of any Loan Advance, and while the Loan Documents are in full force and effect. The representations and warranties shall be limited to Servicing Contracts that are acquired on or after the date of this Agreement. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Servicing Contracts if and when the Borrower has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Servicing Contracts.

(a)                Asset Schedule. The Asset Schedule most recently submitted to Lender is a true and complete list of the Assets pledged hereunder as of the date of submission.

(b)               Servicing Contracts. All of the Servicing Contracts with respect to such Assets are in full force and effect and have not been modified and Borrower as servicer has not been terminated thereunder.

(c)                Assignment. Pursuant to this Agreement, Borrower grants to the Lender a valid security interest in all the right, title and interest of such Borrower in and to the Assets and the other Related Security, which security interest is perfected and of first priority, enforceable against, and creating an interest prior in right to, all creditors of and purchasers from Borrower.

(d)               No Liens. Each Asset pledged on such Advance Date is owned by the related Borrower free and clear of any Lien, except as provided herein, and is not subject to any dispute or other Adverse Claim, except as provided herein. The Lender’s security interest in such Assets, the Related Security and the Collections with respect thereto, is free and clear of any Lien, except as provided herein. The Borrower has not and will not prior to the time of the pledge of any such interest to the Lender have sold, pledged, assigned, transferred or subjected and will not thereafter sell, pledge, assign, transfer or subject to a Lien any of such Assets, the Related Security or the Collections other than in accordance with the terms of this Agreement.

(e)                Filings. On or prior to each Advance Date, all financing statements and other documents required to be recorded or filed in order to perfect the Lender’s security interest in, and protect the Assets and the other related Assets against all creditors of, and purchasers from, Borrower and all other Persons whatsoever have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

(f)                Collection Policy. Borrower has complied in all material respects with the Collection Policy in regard to each Asset and related Servicing Contract. Borrower has not extended or modified the terms of any Asset or the related Servicing Contract except in accordance with the Collection Policy.

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(g)               Bona Fide Asset. Each Asset being pledged on an Advance Date is an obligation arising out of the making of a Servicer Advance by the related Borrower or a predecessor servicer, in its capacity as a servicer or subservicer of a portfolio of mortgage loans, pursuant to a Servicing Contract. The Borrower has no knowledge of any fact that should have led it to expect at the time of the creation of each Asset that such Asset would not be paid in full when due. As of the Advance Date, the Borrower has not received any Collections or other payments in respect of the Assets, and each Asset is an Eligible Asset.

(h)               Servicer Advances Reimbursable. The terms of the Servicing Contracts provide that each Servicer Advance is reimbursable to the related Borrower from collections on the related mortgage loan, or collections on other mortgage loans serviced or subserviced by the Borrowers pursuant to the related Servicing Contract.

(i)                 Compliance with Servicing Contract. Each Servicer Advance has been made in accordance with the terms of the related Servicing Contract.

(j)                 Adverse Selection. Borrower has not selected the Assets in a manner that will adversely affect Lender’s interests.

(k)               No Subservicing. Except as otherwise disclosed to Lender, all of the Servicing Rights pledged hereunder constitute direct servicing rights (and not subservicing rights.)

(l)                 Good Title. Borrower has good title to all of the Collateral other than the Portfolio Excess Spread, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind other than the Liens created by the Loan Documents. The Underlying Spread Counterparty has good title to the Repledge Portfolio Excess Spread, subject to the Lien created hereby and further perfected pursuant to the Security Agreement, but otherwise, free and clear of all mortgages, security interests, restrictions, Liens and encumbrances of any kind.

(m)             No Defenses. Each item of Collateral was acquired by Borrower in the ordinary course of its business, in good faith, for value and without notice of any defense against or claim to it on the part of any Person and there are no agreements or understandings between Borrower and any other party which would modify, release, terminate or delay the attachment of the security interests granted to Lender under this Agreement and no obligor has any defense, set off, claim or counterclaim against Borrower that can be asserted against Lender, whether in any proceeding to enforce the Lender’s rights in the related Mortgage Loan or otherwise.

(n)               Amount Outstanding. The amount represented by Borrower to Lender as owing by an obligor under each Mortgage Loan being serviced under a Servicing Contract is the correct amount actually owing by that obligor.

(o)               Servicing Compliance with Applicable Laws. Seller has complied with the terms of the Servicing Contract and applicable laws in all material respects.

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SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: ASSETS CONSISTING OF PARTICIPATION CERTIFICATES

The Borrower makes the following representations and warranties to the Lender, with respect to Participation Certificates related to Servicing Rights subject to a Loan Advance, as of the date of this Agreement, the date of any Loan Advance, and while the Loan Documents are in full force and effect. The representations and warranties shall be limited to Participation Certificates related to Servicing Rights that are acquired on or after the date of this Agreement. For purposes of this Schedule 1 and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Participation Certificates related to Servicing Rights if and when the Borrower has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Participation Certificates related to Servicing Rights.

(a)                The representations and warranties with respect to the related Servicing Contract set forth on Schedule 1-A are true and correct in all material respects.

(b)               The Participation Certificate is a participation interest in the Portfolio Excess Spread evidenced by such Participation Certificate.

(c)                Borrower has good and marketable title to, and is the sole owner and holder of, such Participation Certificate, Borrower is transferring such Participation
Certificate free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Certificate, other than the first priority security interest of Lender granted pursuant to this Agreement, and no Participation Certificate document is subject to any assignment, participation, or pledge.

(d)               No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Certificate, the related Portfolio Excess Spread, (ii) material non-monetary default, breach or violation exists with respect to such Participation Certificate, the related Portfolio Excess Spread, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(e)                None of the Participation Certificates (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is Investment Property or (iv) is held in a Securities Account. For purposes of this paragraph (e), capitalized terms undefined in this Agreement have the meaning given to such term in the Uniform Commercial Code.

(f)                The Participation Certificate constitutes all the issued and outstanding participation interests of all classes issued pursuant to the Participation Agreement and is certificated.

(g)               The Participation Certificate has been duly and validly issued.

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(h)               All consents of any Person required for the grant of the security interests in the Participation Certificates to Lender provided for herein have been obtained and are in full force and effect.

(i)                 Upon delivery to the Lender of the Participation Certificates (and assuming the continuing possession by the Lender of such certificate in accordance with the requirements of applicable law) and the filing of a financing statement covering the Participation Certificate in the State of Delaware and naming the Borrower as debtor and the Lender as secured party, Borrower has pledged to Lender all of its right, title and interest to the Participation Certificates to Lender. The Lien granted hereunder is a first priority Lien in the Participation Certificate.

(j)                 The Borrower has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Participation Agreement without the consent of Lender.

(k)               Participation Agreement.

(i)            Each Participation Agreement with respect to such Assets is in full force and effect and, except to the extent approved in writing by Lender, the terms of the Participation Agreement have not been impaired, altered or modified in any respect.

(ii)            A true and correct copy of the Participation Agreement has been delivered to Lender.

(iii)            Borrower has complied with all terms of each Participation Agreement pledged hereunder and has fulfilled all obligations with respect thereto.

(iv)            Except to the extent approved in writing by Lender, there is no material default, breach, violation or event of acceleration existing under the Participation Agreement and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of termination thereunder, and Borrower has not waived any such default, breach, violation or event of termination.

(v)            The Participation Agreement is genuine, and is the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity. Borrower had legal capacity to enter into the Participation Agreement, and the Participation Agreement has been duly and properly executed by Borrower and Servicer.

(vi)            Pursuant to the Participation Agreement, to the extent the sale would be re-characterized, Borrower grants to the holder a valid security interest in all the right, title and interest of Borrower in and to the Portfolio Excess Spread, which security interest is perfected and of first priority, enforceable against, creating an interest prior in right to, all creditors of Borrower.

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SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES RE:
UNDERLYING SPREAD TRANSACTIONS

The Borrower makes the following representations and warranties to the Lender, with respect to Underlying Spread Transactions, as of the date of this Agreement, the date of the Underlying Spread Transactions, and as of each date the Loan Documents are in full force and effect. For purposes of this Schedule 1-C and the representations and warranties set forth herein, a breach of a representation or warranty shall be deemed to have been cured with respect to the Underlying Spread Transactions if and when the Borrower has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Underlying Spread Transaction.

(a)                Validity of Underlying Spread Documents. The Underlying Spread Documents and any other agreement executed and delivered by Underlying Spread Counterparty or guarantor thereto, as applicable, in connection with an Underlying Spread Transaction are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as such enforcement may be affected by bankruptcy, by other insolvency laws or by general principles of equity. Underlying Spread Counterparty and Borrower had legal capacity to enter into the Underlying Spread Transaction and Underlying Spread Counterparty had the legal capacity to execute and deliver the Underlying Spread Documents and any such agreement, and the Underlying Spread Documents and any such other related agreement to which Underlying Spread Counterparty or Borrower are parties have been duly and properly executed by Underlying Spread Counterparty and Borrower, as applicable. The Underlying Spread Documents to which Underlying Spread Counterparty is a party constitute legal, valid, binding and enforceable obligations of Underlying Spread Counterparty. The Underlying Spread Transaction and the Underlying Spread Documents are in full force and effect, and the enforceability of the Underlying Spread Documents has not been contested by Underlying Spread Counterparty.

(b)               Original Terms Unmodified. Except to the extent approved in writing by Lender, neither the terms of the Underlying Spread Documents nor the terms of the Underlying Spread Transactions have been (i) materially amended, modified, supplemented or restated or (ii) amended, modified, supplemented or restated in any manner that would affect the Lender’s rights hereunder or under any other Loan Document (including without limitation Lender’s rights to the Repledge Portfolio Excess Spread).

(c)                No Defenses. The Underlying Spread Transaction is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of any Underlying Spread Documents, or the exercise of any right thereunder, render any Underlying Spread Document unenforceable in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(d)               No Bankruptcy. Underlying Spread Counterparty is not a debtor in any state or federal bankruptcy or insolvency proceeding. Underlying Spread Counterparty has not threatened and is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Underlying Spread Counterparty’s assets or any of the Repledge Portfolio Excess Spread.

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(e)                Compliance with Applicable Laws; Consents. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws and unfair and deceptive practices laws applicable to the Underlying Spread Transaction have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. All consents of and all filings with any federal or state Governmental Authority necessary in connection with the execution, delivery or performance of the Underlying Spread Transaction have been obtained or made and are in full force and effect.

(f)                No Waiver. Except to the extent approved in writing by Lender, Borrower has not waived the performance by Underlying Spread Counterparty of any action under the Underlying Spread Documents, if Underlying Spread Counterparty’s failure to perform such action would cause the Underlying Spread Transaction to be in default in any material respect nor, except to the extent approved in writing by Lender, has Borrower waived any such default resulting from any action or inaction by Underlying Spread Counterparty.

(g)               No Defaults. There is no material default, breach, violation or event which would permit acceleration existing under the Underlying Spread Documents and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event which would permit acceleration, and neither Borrower nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration; and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid.

(h)               Delivery of Underlying Spread Documents. True and correct copies of the Underlying Spread Documents have been delivered to Lender.

(i)                 Organization. Underlying Spread Counterparty has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation. Underlying Spread Counterparty has requisite power and authority to (i) own its properties, (ii) transact the business in which it is now engaged, (iii) execute and deliver the Underlying Spread Documents and (iv) consummate the transactions contemplated thereby. Underlying Spread Counterparty is duly qualified to do business and is in good standing in the jurisdictions where it is required to be so qualified in connection with the ownership, maintenance, management and operation of its business. Underlying Spread Counterparty possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged.

(j)                 No Conflicts. The execution, delivery and performance of the Underlying Spread Documents by Underlying Spread Counterparty do not conflict with or constitute a default under, or result in the creation or imposition of any lien (other than pursuant to the Underlying Spread Documents) under, any material servicing agreement, participation agreement, agreement, partnership agreement, or other agreement or instrument to which Underlying Spread Counterparty is a party or to which any of its property is subject, nor will such action result in any violation of the provisions of any statute of any Governmental Authority having jurisdiction over Underlying Spread Counterparty, and any qualification of or with any governmental authority required for the execution, delivery, and performance by Underlying Spread Counterparty of the Underlying Spread Documents has been obtained and is in full force and effect.

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(k)               Compliance. Underlying Spread Counterparty is in compliance in all material respects with all applicable legal requirements. Underlying Spread Counterparty is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might adversely affect the condition (financial or otherwise) or business of Underlying Spread Counterparty.

(l)                 Underlying Spread Documents Not Assigned. No Underlying Spread Document is assigned to any third party other than the Lender. The Underlying Spread Documents permit Borrower to assign, pledge, transfer or rehypothecate the Repledge Portfolio Excess Spread and all other collateral pledged to Borrower pursuant to the Underlying Spread Documents. The Underlying Spread Documents expressly provide that the Underlying Spread Counterparty’s rights to redemption are solely with respect to Borrower, but to the extent that a court of competent jurisdiction determines that a right of redemption exists with respect to the Lender hereunder, such redemption may only be for the full amount of Loan Advances then outstanding.

(m)             Solvency. The pledge of the Repledge Portfolio Excess Spread subject to the Underlying Spread Documents is not undertaken with the intent to hinder, delay or defraud any of Underlying Spread Counterparty’s creditors. Underlying Spread Counterparty is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and pledge of the Repledge Portfolio Excess Spread pursuant to the Underlying Spread Documents (i) will not cause Underlying Spread Counterparty to become insolvent, (ii) will not result in any property remaining with Underlying Spread Counterparty to be unreasonably small capital, and (iii) will not result in debts that would be beyond Underlying Spread Counterparty’s ability to pay as same mature. Underlying Spread Counterparty receives reasonably equivalent value in exchange for the transfer and pledge of the Repledge Portfolio Excess Spread in accordance with the Underlying Spread Documents.

(n)               Ownership. Borrower has the right to pledge the Repledge Portfolio Excess Spread. The Repledge Portfolio Excess Spread has not been assigned or pledged by Borrower other than pursuant to this Agreement and the Security Agreement. Underlying Spread Counterparty has good, indefeasible and marketable title to the Repledge Portfolio Excess Spread, and has full right to pledge and assign the Repledge Portfolio Excess Spread to Lender under the Security Agreement free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign and pledge the Repledge Portfolio Excess Spread pursuant to the Security Agreement.

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(o)               Reserved.

(p)               No Plan Assets. Underlying Spread Counterparty is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of the Mortgagor constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

(q)               No Prohibited Persons. Neither Underlying Spread Counterparty nor any of its Affiliates, officers, directors, partners or members, is an entity or person or owned or controlled by an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of EO13224; (ii) whose name appears on the United States Treasury Department’s OFAC most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above.

(r)                 Financial Information. Based upon Underlying Spread Counterparty’s representations and warranties, all financial data, including, without limitation the statements of cash flow and income and operating expense, that have been delivered to Borrower (i) are true, complete, and correct in all material respects, and (ii) accurately represent the financial condition of Underlying Spread Counterparty as of the date of such reports.

(s)                Repledge Portfolio Excess Spread Assignable; Lender’s Security Interest. (i) The Underlying Spread Documents have been delivered to Lender and (ii) the UCC-1 Financing Statement naming Underlying Spread Counterparty as debtor and Borrower as secured party identifying the Repledge Portfolio Excess Spread as collateral has been filed in the applicable filing office.

(t)                 Reserved.

(u)               Borrower Diligence. Borrower has delivered to Lender all information regarding Underlying Spread Counterparty as Lender has requested and such information is satisfactory to Lender in all material respects.

(v)               Underlying Spread Documents.

(i)               The Underlying Spread Loan Agreement contains broad repledge, assignment and rehypothecation provisions in favor of Borrower permitting Borrower to pledge and assign to Lender hereunder, without restriction or rights to consent by Underlying Spread Counterparty or any other Person, all of Borrower’s right, title and interest in the Repledge Portfolio Excess Spread pledged by Underlying Spread Counterparty thereunder;

(ii)               The Underlying Spread Loan Agreement contains a grant of security interest in the Repledge Portfolio Excess Spread subject to an Underlying Spread Transaction to Borrower, similar in form and substance to the security interest granted to Lender in Section 4.01 of the Agreement;

(iii)               The Underlying Spread Loan Agreement contains a broad grant of a power of attorney to Borrower and Borrower’s attorneys-in-fact, including Lender; and

(iv)               The Underlying Spread Loan Agreement requires that all cash proceeds with respect to the Repledge Portfolio Excess Spread to be promptly remitted to the Servicing Rights Dedicated Account.

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SCHEDULE 2

ELIGIBLE SECURITIZATION TRANSACTIONS, SERVICING CONTRACTS AND PARTICIPATION AGREEMENTS

Description of Eligible Securitization Transaction	Related Servicing Cut-off Date	Related Advance Date

Ginnie Mae I MBS and Ginnie Mae II MBS, in either case issued by Seller and guaranteed by Ginnie Mae upon Seller's securitization of a pool of Ginnie Mae eligible mortgage loans insured or guaranteed by the FHA or VA, as applicable. Seller's issuance of the related MBS and its servicing of the underlying mortgage loans are governed in all respects by Ginnie Mae's 5500.3 REV-1: Mortgage-Backed Securities Guide, as the same may be amended from time to time.	The first Business Day of the calendar.	The 15th calendar day of the month (or, if the 15th calendar day is not a Business Day, the first Business Day thereafter)

Participation Agreements

Master Spread Acquisition and MSR Servicing Agreement, dated as of December 30, 2013, between PennyMac Holdings, LLC and PennyMac Loan Services, LLC, as amended, restated or modified from time to time

Master Spread Participation Agreement, dated March 27, 2015, by and among PennyMac Loan Services, LLC and PennyMac Loan Services, LLC, as initial participant, as amended, restated or modified from time to time

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SCHEDULE 3

RESPONSIBLE OFFICERS – BORROWER

BORROWER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Borrower under this Agreement:

Responsible Officers for execution of Loan Documents and amendments

Name	Title	Signature

Responsible Officers for execution of Notice of Borrowings and day-to-day operational functions

Name	Title	Signature

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RESPONSIBLE OFFICERS - GUARANTOR

Name	Title	Signature

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EXHIBIT A

FORM OF
FOURTH AMENDED AND RESTATED PROMISSORY NOTE

$257,000,000 or such lesser or greater amount as advanced
under the Loan and Security Agreement

New York, New York
March 27, 2015

FOR VALUE RECEIVED, the undersigned, PennyMac Loan Services, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of Credit Suisse First Boston Mortgage Capital LLC (the “Lender”), at the office of Lender located at One Madison Avenue, New York, New York 10010, or as otherwise required by the Third Amended and Restated Loan and Security Agreement (as amended, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), referred to below, in lawful money of the United States of America and in immediately available funds, the principal sum of TWO HUNDRED FIFTY SEVEN MILLION DOLLARS ($257,000,000) (or such lesser or greater amount as shall equal the aggregate unpaid principal amount of the Loan made by Lender to Borrower under the Loan and Security Agreement), on the dates and in the principal amounts provided in the Loan and Security Agreement, and to pay interest on the unpaid principal amount of such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Loan and Security Agreement, which amount shall be payable not later than the Termination Date pursuant to the terms of the Loan and Security Agreement.

The undersigned further agrees to pay interest in like money at such office or as otherwise required by the Loan and Security Agreement on the unpaid principal amount hereof from time to time on the dates and at the applicable rates per annum set forth in the Loan and Security Agreement until paid in full (both before and after judgment).

The holder of this Fourth Amended and Restated Promissory Note is authorized to record the date and amount of each payment or prepayment of principal with respect to the Loan and each interest rate and interest period with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that failure to make any such recordation on this Fourth Amended and Restated Promissory Note shall not affect the obligations of Borrower under this Fourth Amended and Restated Promissory Note or the Loan and Security Agreement.

This Fourth Amended and Restated Promissory Note is the Note referred to in the Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015, between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), and is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. Terms used herein which are defined in the Loan and Security Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.

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Upon the occurrence of any one or more of the Events of Default specified in the Loan and Security Agreement, all amounts then remaining unpaid on this Fourth Amended and Restated Promissory Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

This Fourth Amended and Restated Promissory Note may not be transferred except in compliance with the terms and provisions of the Loan and Security Agreement. As provided in the Loan and Security Agreement, and subject to the provisions therein, Lender may participate, assign, pledge, hypothecate, or otherwise transfer to one or more banks, financial institutions, investment companies, investment funds or any other Person all or a portion of Lender’s rights and obligations under this Fourth Amended and Restated Promissory Note, the Loan and Security Agreement and the other Loan Documents.

This Fourth Amended and Restated Promissory Note amends and restates in its entirety the Third Amended and Restated Promissory Note dated August 29, 2014 (the “Existing Promissory Note”) and is given as a continuation, rearrangement and extension, and not a novation, release or satisfaction of the Existing Promissory Note. The issuance and delivery of this Fourth Amended and Restated Promissory Note is in substitution for the Existing Promissory Note.

This Fourth Amended and Restated Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to the conflict-of-laws principles thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower has caused this Fourth Amended and Restated Promissory Note to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

PENNYMAC LOAN SERVICES, LLC

By:____________________________________
      Name:
      Title:

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SCHEDULE OF PAYMENTS

Interest Payment Date	Interest Period	CSCOF and Interest Rate for such Interest Period	Interest Accrued During such Interest Period	Total Payment Received on such Payment Date	Amount Applied to Interest	Amount Applied to Principal	Unpaid Principal Amount	Notation Made By

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EXHIBIT B-1

FORM OF POWER OF ATTORNEY

Reference is made to the Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015 (as amended from time to time, the “Agreement”) among PennyMac Loan Services, LLC (the “Borrower”), Private National Mortgage Acceptance Company, LLC (the “Guarantor”) and Credit Suisse First Boston Mortgage Capital LLC (the “Lender”).

KNOW ALL MEN BY THESE PRESENTS, Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender’s discretion, in accordance with the terms of the Agreement, for the purpose of carrying out the terms of the Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower, if permitted under the terms of the Agreement, to do the following:

(v)            in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to (i) all receivables arising under or related to any servicing contract described in the Agreement; (ii) all servicing rights arising under or related to any servicing contract described in the Agreement; (iii) all rights to reimbursement of assets under related servicing contracts described in the Agreement; (iv) any accounts described in the Agreement; (v) all records, instruments or other documentation evidencing any of the foregoing; (vi) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Borrower’s rights, title and interest in and under any related servicing contracts described in the Agreement); and (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (any and all property listed in clauses (i) through (vii), collectively, the “Collateral”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Lender for the purpose of collecting any and all such moneys due with respect to any Collateral whenever payable;

(vi)            to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;

(vii)            request that Fannie Mae Servicing Rights, Freddie Mac Servicing Rights, Ginnie Mae Servicing Rights and Servicing Rights in respect of Mortgage Loans owned by any other investor be transferred to Lender or to another servicer approved by Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Borrower thereunder) all aspects of each servicing contract that is Servicing Rights Collateral;

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(viii)            request distribution to Lender of sale proceeds or any applicable contract termination fees arising from the sale or termination of such Servicing Rights and remaining after satisfaction of Borrower’s relevant obligations to Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be), including costs and expenses related to any such sale or transfer of such Servicing Rights and other amounts due for unmet obligations of Borrower to Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be) under applicable Fannie Mae Guides, Freddie Mac Guides, Ginnie Mae Guides or such other investor’s contract;

(ix)            deal with investors and any and all subservicers and master servicers in respect of any of the servicing rights in the same manner and with the same effect as if done by Borrower; and

(x)            (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to Lender or as Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Lender were the absolute owner thereof for all purposes, and to do, at Lender’s option and Borrower’s expense, at any time, and from time to time, all acts and things which Lender deems necessary to protect, preserve or realize upon the Collateral and Lender’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Borrower might do.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and the Agreement is terminated.

Borrower also authorizes Lender, at any time and from time to time, to execute, in connection with any sale provided for in the Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

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The powers conferred on Lender are solely to protect Lender’s interests in the Collateral and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Lender nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for Lender’s own gross negligence or willful misconduct.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, BORROWER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND LENDER ON ITS OWN BEHALF AND ON BEHALF OF LENDER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

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IN WITNESS WHEREOF Borrower has caused this Power of Attorney to be executed and Borrower’s seal to be affixed this day of March, 2015.

PENNYMAC LOAN SERVICES, LLC

By:____________________________________
Name:
Title:

91

STATE OF [ ]	)
	)	ss.:
COUNTY OF [ ]	)

On the ____________ day of March, 2015 before me, a Notary Public in and for said State, personally appeared ___________, known to me to be ______________________________________________ of Borrower, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_______________________________________
                      Notary Public

My Commission expires __________________

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EXHIBIT B-2

FORM OF POWER OF ATTORNEY

Reference is made to the Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015 (as amended from time to time, the “Agreement”) among PennyMac Loan Services, LLC (the “Borrower”), Private National Mortgage Acceptance Company, LLC (the “Guarantor”) and Credit Suisse First Boston Mortgage Capital LLC (the “Lender”).

KNOW ALL MEN BY THESE PRESENTS, Borrower hereby irrevocably constitutes and appoints Select Portfolio Servicing, Inc. (“SPS”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in SPS’s discretion, in accordance with the terms of the Agreement, for the purpose of carrying out the terms of the Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of the Agreement, and, without limiting the generality of the foregoing, Borrower hereby gives SPS the power and right, on behalf of Borrower, without assent by, but with notice to, Borrower, if permitted under the terms of the Agreement, to do the following:

(xi)            in the name of Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to (i) all receivables arising under or related to any servicing contract described in the Agreement; (ii) all servicing rights arising under or related to any servicing contract described in the Agreement; (iii) all rights to reimbursement of assets under related servicing contracts described in the Agreement; (iv) any accounts described in the Agreement; (v) all records, instruments or other documentation evidencing any of the foregoing; (vi) all “general intangibles”, “accounts”, “chattel paper”, “securities accounts”, “investment property”, “deposit accounts” and “money” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing (including, without limitation, all of Borrower’s rights, title and interest in and under any related servicing contracts described in the Agreement); and (vii) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing (any and all property listed in clauses (i) through (vii), collectively, the “Collateral”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by SPS for the purpose of collecting any and all such moneys due with respect to any Collateral or related Mortgage Loans whenever payable;

(xii)            to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral or related Mortgage Loans;

(xiii)            request that Fannie Mae Servicing Rights, Freddie Mac Servicing Rights, Ginnie Mae Servicing Rights and Servicing Rights in respect of Mortgage Loans owned by any other investor be transferred to SPS or to another servicer approved by Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be) and perform (without assuming or being deemed to have assumed any of the obligations of Borrower thereunder) all aspects of each servicing contract that is Servicing Rights Collateral;

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(xiv)            request distribution to SPS of sale proceeds or any applicable contract termination fees arising from the sale or termination of such Servicing Rights and remaining after satisfaction of Borrower’s relevant obligations to Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be), including costs and expenses related to any such sale or transfer of such Servicing Rights and other amounts due for unmet obligations of Borrower to Fannie Mae, Freddie Mac, Ginnie Mae or such other investor (as the case may be) under applicable Fannie Mae Guides, Freddie Mac Guides, Ginnie Mae Guides or such other investor’s contract;

(xv)            deal with investors and any and all subservicers and master servicers in respect of any of the servicing rights and related Mortgage Loans in the same manner and with the same effect as if done by Borrower; and

(xvi)            (A) to direct any party liable for any payment under any Collateral or the related Mortgage Loans to make payment of any and all moneys due or to become due thereunder directly to SPS or as SPS shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as SPS may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though SPS were the absolute owner thereof for all purposes, and to do, at SPS’s option and Borrower’s expense, at any time, and from time to time, all acts and things which SPS deems necessary to protect, preserve or realize upon the Collateral and SPS’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Borrower might do.

This power of attorney is a power coupled with an interest and shall be irrevocable until such time as all Obligations have been paid in full and the Agreement is terminated.

Borrower also authorizes SPS, at any time and from time to time, to execute, in connection with any sale provided for in the Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

The powers conferred on SPS are solely to protect SPS’s interests in the Collateral and shall not impose any duty upon SPS to exercise any such powers. SPS shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither SPS nor any of its officers, directors, or employees shall be responsible to Borrower for any act or failure to act hereunder, except for SPS’s own gross negligence or willful misconduct.

Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, BORROWER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SPS ON ITS OWN BEHALF AND ON BEHALF OF SPS’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

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IN WITNESS WHEREOF Borrower has caused this Power of Attorney to be executed and Borrower’s seal to be affixed this day of March, 2015.

PENNYMAC LOAN SERVICES, LLC

By:____________________________________
       Name:
       Title:

95

STATE OF [ ]	)
	)	ss.:
COUNTY OF [ ]	)

On the ____________ day of March, 2015 before me, a Notary Public in and for said State, personally appeared , known to me to be ______________________________________________ of Borrower, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_______________________________________
                      Notary Public

My Commission expires __________________

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EXHIBIT C

FORM OF NOTICE OF BORROWING

Dated: [_________]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
Eleven Madison Avenue
New York, NY 10010
Attention: [NAME]
Fax No.: [NUMBER]

NOTICE OF BORROWING

Ladies and Gentlemen:

We refer to the Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015 (the “Loan and Security Agreement”), among PennyMac Loan Services, LLC (the “Borrower”), Private National Mortgage Acceptance Company, LLC (the “Guarantor”) and Credit Suisse First Boston Mortgage Capital LLC. Each capitalized term used but not defined herein shall have the meaning specified in the Loan and Security Agreement. This notice is being delivered by Borrower pursuant to Section 2.02 of the Loan and Security Agreement.

Please be notified that Borrower hereby irrevocably requests that the following Loan Advance(s) be made available to Borrower as follows:

Principal Amount of Notice of Borrowing	Amount of Borrowing Base	Outstanding Principal Amount

The requested Advance Date is _______________.

Borrower requests that the proceeds of the Loan Advance be deposited in Borrower’s account at _______, ABA Number _______, account number ____, References: _____, Attn: _______.

Borrower hereby represents and warrants that each of the representations and warranties made by Borrower in each of the Loan Documents to which it is a party is true and correct in all material respects, in each case, on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. Attached hereto is a true and complete Asset Schedule, which includes the Assets to be subject to the requested Loan Advance.

PENNYMAC LOAN SERVICES, LLC

By:____________________________________

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[Asset Schedule]

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EXHIBIT D

EXISTING INDEBTEDNESS

ATTACHED

99

EXHIBIT E

RESERVED

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EXHIBIT F

FORM OF REQUEST FOR APPROVAL OF
ELIGIBLE SECURITIZATION, PARTICIPATION AGREEMENT OR

SERVICING CONTRACT

Dated: [_________]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
Eleven Madison Avenue
New York, NY 10010
Attention: [NAME]
Fax No.: [NUMBER]

REQUEST FOR APPROVAL OF
ELIGIBLE SECURITIZATION, PARTICIPATION AGREEMENT
OR SERVICING CONTRACT

Ladies and Gentlemen:

We refer to the Third Amended and Restated Loan and Security Agreement, dated as of March 27, 2015 (the “Loan and Security Agreement”), by and among PennyMac Loan Services, LLC (“Borrower”), Private National Mortgage Acceptance Company, LLC (“Guarantor”) and Credit Suisse First Boston Mortgage Capital LLC. Each capitalized term used but not defined herein shall have the meaning specified in the Loan and Security Agreement. This request is being delivered by Borrower pursuant to Section 2.15 of the Loan and Security Agreement.

Borrower hereby requests that the following Securitization Transaction(s), Participation Agreement(s) or Servicing Contract(s) be approved as Eligible Securitization Transaction(s), Participation Agreement(s) or additional Servicing Contract(s), as applicable:

SERVICING CONTRACTS:

Description of Servicing Contract	Related Servicing Cut-off Date

PARTICIPATION AGREEMENTS:

Description of Participation Agreement	Pool No. (or Freddie Mac Contract No.)	Participation Date

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PennyMac Loan Services, LLC, as Borrower

By:____________________________________

ACKNOWLEDGED AND AGREED:

Credit Suisse First Boston Mortgage Capital LLC, as Lender

By: _____________________________
        Name:
        Title:

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